EXHIBIT 2.3

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Execution Version

23 December 2021

INVESTMENT AGREEMENT

relating to

CORPACQ HOLDINGS LIMITED

100 Bishopsgate

London

EC2N 4AG

Tel: +44 20 7972 9600

Fax: +44 20 7972 9602

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

TABLE OF CONTENTS

		Page

1	INTERPRETATION	4
2	AGREEMENT TO SUBSCRIBE	4
3	CONDITIONS AND PRE-COMPLETION MATTERS	5
4	COMPLETION	8
5	USE OF SUBSCRIPTION MONIES	8
6	WARRANTIES	8
7	INVESTMENT APPRAISAL AND OTHER INVESTOR MATTERS	10
8	MANAGERS’ UNDERTAKINGS	12
9	CORPORATE GOVERNANCE	14
10	PROVISION OF INFORMATION	16
11	CONDUCT OF THE GROUP	19
12	INVESTOR DIRECTORS AND INVESTOR REPRESENTATIVE	23
13	EXIT	24
14	SHARE TRANSFERS	25
15	COMPLIANCE COVENANTS	25
16	DEED OF ADHERENCE	26
17	FEES AND COSTS	27
18	MANAGERS’ TAXATION	28
19	RIGHTS UNDER TRANSACTION DOCUMENTS	28
20	CONFIDENTIALITY	28
21	PUBLICITY	29
22	NOTICES	29
23	TRANSFER OF RIGHTS AND OBLIGATIONS	30
24	ENTIRE AGREEMENT, AMENDMENT AND TERMINATION	30
25	MISCELLANEOUS	31
26	THIRD PARTY RIGHTS	33
27	GOVERNING LAW AND JURISDICTION	34

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Agreed Form documents:

Articles

Initial Business Plan

Financial DD Report

Legal DD Report

Management Questionnaires

Tax Structuring Memorandum

Employment Agreements

Funds Flow Statement

Nova Management Services Agreement

CorpAcq Management Services Agreement

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

THIS AGREEMENT is made on 23 December 2021 between the following parties:

(1)	CorpAcq Holdings Limited, a company incorporated in England and Wales (whose details are set out in Schedule 3) (“Company”);

(2)	The persons whose names and addresses are set out in Schedule 1 (and together with any persons who adhere to this Agreement as Managers from time to time, the “Managers”); and

(3)	The persons whose names and addresses are set out in Part A of Schedule 2 (the “Investors” or individually an “Investor”);

WHEREAS

(A)	The Company will acquire the Target in accordance with the Sale and Purchase Agreement.

(B)	The Investors and Managers have agreed to subscribe, directly or indirectly, for or procure the subscription for Shares to finance the Acquisition.

(C)	This Agreement contains the terms of the investment by the Investors and the Managers and certain other matters concerning the Company and the operation of the Group in the future.

IT IS AGREED as follows:

1	INTERPRETATION

In this Agreement, unless the context requires otherwise, the expressions set out in Schedule 11 have the meanings set out in that Schedule.

2	AGREEMENT TO SUBSCRIBE

Obligation to subscribe

2.1	At Completion, the Founder Investor will, subject to the adoption of the Articles, procure that:

(a)	the £1 ordinary share held by the Founder Investor in the capital of the Company prior to Completion is subdivided into 1000 £0.001 ordinary shares in the capital of the Company; and

(b)	upon such sub-division as is set out at sub-clause (a) above occurring, the 1000 £0.001 ordinary shares in the capital of the Company are redesignated as A1 Ordinary Shares having the rights, and being subject to the obligations, contained within the Articles.

2.2	At Completion, and conditional on the obligations set forth in clause 2.1, the Nova Investor covenants to subscribe for the number of Shares set out in Part C of Schedule 2, at the subscription price per Share set out in Part C of Schedule 2.

2.3	At Completion, and conditional on the obligations set forth in clause 2.1, each Vintage Investor severally covenants to subscribe for the number of Shares set out in Part D of Schedule 2, at the subscription price per Share set out in Part D of Schedule 2.

2.4	At Completion, and conditional on the obligations set forth in clause 2.1, the Founder Investor covenants to procure (insofar as it is able) that the Minority Shareholders will subscribe for the number of shares set out in Part E of Schedule 2 at the subscription price set out in Part B of Schedule 2.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

2.5	At Completion, and conditional on the obligations set forth in clause 2.1, the Founder Investor covenants to procure (insofar as it is able) that the Sellers (as defined in the Sale and Purchase Agreement) (other than the Founder Investor) will accept as consideration the issue fully paid of and/or subscribe for the number of A1 and A2 Ordinary Shares set out in the Sale and Purchase Agreement in accordance with the terms thereof.

2.6	At Completion (in respect of the A1 Ordinary Shares) and as soon as reasonably practicable (and, in any event, within 2 Business Days) following Completion (in respect of the Preference Shares), and conditional on the obligations set forth in clause 2.1, the Founder Investor covenants to subscribe for the number of Shares set out in Part B of Schedule 2, at the subscription price per Share set out in Part B of Schedule 2.

2.7	At Completion, and conditional on the obligations set forth in clause 2.1, the Founder Investor, the Vintage Investors and the Nova Investor severally covenant to procure (insofar as they are able) that the Company will allot and issue the Shares to the persons described in clauses 2.2 to 2.5 above, in particular (in the case of clauses 2.5 and 2.5) to enable the Company to discharge its obligations under the Sale and Purchase Agreement.

Payment of subscription monies

2.8	Save to the extent Shares are to be issued fully paid as consideration pursuant to the Sale and Purchase Agreement for the Shares described in clauses 2.2 to 2.6 must be made in cash on or before Completion (other than with respect to the Preference Shares to be issued to the Founder Investor for which funds are payable on the date of such issue) to the Company and be in cleared and immediately available funds, or, if so requested by the Investor Representatives, on such earlier date as may be necessary to effect the steps set out in the Tax Structuring Memorandum, and shall be paid to Company’s bank account details of which shall be communicated by the Company in writing to each of the relevant subscribers no fewer than 20 Business Days prior to Completion.

Registration

2.9	Upon receipt of the subscription consideration referred to in clause 2.8, the Company will immediately register the Investors and each respective Minority Shareholder as the fully paid holder of the Shares subscribed for under this clause 2 and issue appropriate share certificates.

3	CONDITIONS AND PRE-COMPLETION MATTERS

Investors’ obligations conditional

3.1	The obligations of the Investors under clause 2 are conditional on each Condition being fulfilled to the satisfaction of the Investors (acting reasonably), or being waived in writing by the Investors.

Long Stop Date

3.2	Each Senior Manager and the Investors must use their respective reasonable endeavours to procure that each Condition is fulfilled on or before the expiry of the period set out in clause 2 (Condition to Completion) of the Sale and Purchase Agreement or such later time as the Investors and the Company agree (the “Long Stop Date”). If any Condition is not satisfied or duly waived in accordance with clause 3.1 by that time then, subject to this clause 3.2, this Agreement will lapse and be of no further force and effect and the parties shall be under no further obligation to each other in respect of this Agreement except that:

(a)	clause 3.3 (Unwinding), clause 17 (Fees and costs), clause 20 (Confidentiality), clause 22 (Notices), clause 24 (Entire agreement, amendment and termination) and clause 27 (Governing law and jurisdiction) will each continue to apply; and

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(b)	the lapse will be without prejudice to any accrued rights or liabilities.

Unwinding

3.3	If each Condition is not satisfied or waived by the Long Stop Date but by that date a party has subscribed for Shares or otherwise contributed monies to the Company, each party will exercise all its rights as a Shareholder or a Director to ensure the return of such subscription monies as soon as reasonably practicable and, so far as is reasonably practicable in the most tax and cost-effective manner.

Right to proceed

3.4	The Investors may, with Investor Consent, require Completion to take place despite the non- fulfilment of all or any of the Conditions but in such case the parties shall have no rights and remedies in respect of such non-fulfilment of the Conditions left unsatisfied.

3.5	During the period commencing with the Signing Date and ending on Completion, each Senior Manager severally agrees with the Investors that, so far as he is legally able (to the extent of his rights from time to time to vote as a member and/or director (as the case may be) of the relevant company), he will procure that the Company, will not without Investor Consent and other than pursuant to any Transaction Document or otherwise in the administration of the Company (in its capacity as a special purpose vehicle established for the purposes of the Acquisition):

(a)	trade or carry on business in any way;

(b)	enter into, or assume, any kind of liability or obligation;

(c)	change its memorandum or articles of association;

(d)	enter into any agreement or vary the terms of any agreement (including any Transaction Document) that it is a party to or waive a condition of such an agreement save for the entry into specific pre-Completion agreements as required by the Sale and Purchase Agreement or the Finance Documents; or

(e)	acquire shares or any other interest in any company or entity.

Rights in relation to Sale and Purchase Agreement and Finance Documents

3.6	Until the completion of the Sale and Purchase Agreement, each matter within the capacity, or under the control, of the Company relating to the Sale and Purchase Agreement and each Finance Document (including a variation of its terms or the waiver of any of its conditions) will be determined by the Board but require Investor Consent. Each Senior Manager and the Company severally agrees with each Investor (in the case of each Senior Manager to the extent of his rights from time to time to vote as a member and/or director (as the case may be) of the relevant company and insofar as the exercise of such rights is not in breach of his director’s duties at law),to, and to procure that:

(a)	the Company will comply with its obligations under the Sale and Purchase Agreement;

(b)	Target and the Company will comply with their respective obligations under the Finance Documents;

(c)	the Company will not exercise any rights to terminate the Sale and Purchase Agreement or to rescind or terminate a Finance Document without Investor Consent; and

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(d)	if so required by any of the Investor Representatives (who, for the avoidance of doubt, shall not require the consent of the other Investor Representatives), the Company will immediately exercise any rights to terminate the Sale and Purchase Agreement or otherwise bring any claims which the Company is entitled to bring against the Sellers (as defined in and pursuant to the Sale and Purchase Agreement) or against the Covenantors (as defined in and pursuant to the Deed of Covenant) or to terminate or rescind a Finance Document.

Notification by Senior Managers

3.7	Each Senior Manager and the Company severally agrees to notify the Investor Representatives in writing of any matter of which he or it becomes aware (as soon as practicable after becoming actually aware) which gives rise to a right to terminate or a right not to proceed to complete all or part of the Sale and Purchase Agreement.

Finance Documents

3.8	Each Senior Manager severally agrees in respect of himself only and to the extent of his rights from time to time to vote as a member and/or director (as the case may be) of the relevant company and insofar as the exercise of such rights is not in breach of his director’s duties at law), with the Investors:

(a)	to take all actions he can and exercise all rights he has (as a director or shareholder of any Group member) to ensure that each Group member fulfils the conditions of each Finance Document; and

(b)	not to take any action which would prevent the fulfilment of those conditions (it being understood that the making of a notification required under clause 3.7 will not, of itself, be a breach of this clause 3.8(b)), so that the facilities available under the Finance Documents become immediately available on Completion to the relevant borrower.

Tax Structuring Memorandum

3.9	The parties intend and agree that the acquisition of the Target pursuant to the Sale and Purchase Agreement and the structure and funding of the Group will, so far as legally practicable, be carried out in accordance with the Tax Structuring Memorandum, subject to any changes made as follows:

(a)	to the extent that the Tax Structuring Memorandum indicates that specific matters remain to be finalised (in respect of which matters, to the extent that they may result in any material adverse consequences for the Founder Investor and/or the Senior Managers, the Investors shall take into account any reasonable comments of the Senior Managers, provided that neither the Investors nor the Senior Managers shall be required to agree to anything pursuant to this clause 3.9(a) which, in the reasonable opinion of the Investors and the Senior Managers respectively, would have more than de minimis adverse consequences for the Investors or any relevant holding company or any member of the Group or any of their Affiliates or any Senior Manager); or

(b)	to the extent that any changes to any matter set out in the Tax Structuring Memorandum are required by any bank or financial institution in connection with the provision of finance to any member of the Group in connection with the acquisition of the Target pursuant to the Sale and Purchase Agreement, (in respect of which matters the parties agree to work together in good faith with the aim of ensuring that such change does not result in any adverse effect for either the Investors or the Senior Managers, provided that neither the Investors nor the Senior Managers shall be required to agree to anything pursuant to this clause 3.9(b) which, in the reasonable opinion of the Investors and the Senior Managers respectively, would have more than de minimis adverse consequences for the Investors or any relevant holding company or any member of the Group or any of their Affiliates or any Senior Manager).

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

For the avoidance of doubt, nothing in this clause 3.9 shall be taken as requiring the Investors or the Senior Managers to waive any conditions in clause 4 (Conditions) of the Sale and Purchase Agreement in any circumstances.

Sharks Holdings Loan Novation

3.10	Prior to Completion, each of the Senior Managers will procure that the SSO Novation is completed and that, immediately following completion of the SSO Novation, the Target discharges the sum of £5,394,874.74 payable by the Target to SSO Consulting in respect of part of the SSO Liability (which may be satisfied by way of off-set against amounts payable by SSO Consulting to the Target following the SSO Novation).

4	COMPLETION

Place and time of Completion

4.1	Subject to the provisions of this Agreement, Completion will occur at the place and on the date designated for completion of the Sale and Purchase Agreement immediately after all of the Conditions have been satisfied (or duly waived), or at any other place in England or on such other date as specified in writing by the Investor Representatives.

Completion matters

4.2	At Completion, each of Senior Managers and the Company (as applicable) shall implement (so far as within their control) the acts described in Schedule 5 (if not already effected to the reasonable satisfaction of the Investor Representatives).

5	USE OF SUBSCRIPTION MONIES

Use by the Company

5.1	The Company and each Senior Manager agrees with the Investors that the monies subscribed for the Shares and received by the Company under clause 2.8 will be applied by the Company in accordance with the Funds Flow Statement.

6	WARRANTIES

Reliance on Warranties

6.1	In consideration of the Investors agreeing to subscribe for Shares under this Agreement, each of the Senior Managers in respect of himself only severally warrants to each Investor (for itself and for its successors in title) in the terms of the Warranties. Liability for breach of a Warranty will not be discharged or limited by Completion.

Scope of Warranties

6.2	The Senior Managers acknowledge that the Investors have relied on the Warranties in entering into this Agreement. The Investors agree that they have not entered into this Agreement in reliance upon any previous discussions, correspondence, negotiations, drafts, agreements, promises, assurances, covenants, representations, warranties or confirmations or understandings from the Senior Managers whether written or oral (a “Pre-Contractual Statement”) except for those contained in this Agreement (on which they have so relied).

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

6.3	Each party acknowledges and agrees with the others that:

(a)	he/it shall not have any rights or remedies in relation to any Pre-Contractual Statement not expressly set out in this Agreement;

(b)	any terms or conditions implied by law in relation to the arrangements contemplated by this Agreement are excluded to the fullest extent permitted by law; and

(c)	its only right and remedy in relation to any representation, warranty or undertaking made or given in connection with this Agreement shall be for breach of the terms of this Agreement and each of the parties waives all other rights and remedies (including those in tort or arising under statute) in relation to any such representation, warranty or undertaking.

6.4	This clause shall not exclude any liability in respect of any Pre-Contractual Statements made or given fraudulently or as a result of fraudulent misrepresentation by any party.

6.5	Each party acknowledges that it has received independent legal advice as to the terms of this Agreement, including the provisions and effect of this clause, and agrees that the provisions of this clause are fair and reasonable.

Liability limited in certain circumstances

6.6	Liability for breach of a Warranty contained in Part 1 of Schedule 6 is limited in the manner set out in Schedule 7. Liability for breach of a Warranty contained in Part 2 of Schedule 6 is not so limited.

No counterclaim

6.7	If a claim for breach of a Warranty is made against a Senior Manager, that Senior Manager has no right of counter-indemnity, contribution or any similar right against the Company or any employee or officer of any of them or of the Target or any other Senior Manager save in the event of fraud or wilful non-disclosure by such person. Each Senior Manager waives and will not enforce any right he has in respect of a misrepresentation, inaccuracy or omission in or from information or advice supplied or given by another Senior Manager, or by the Company or any of its subsidiary undertakings or any Group member (or by an officer or employee of the Company or of any of its subsidiary undertakings or of any Group member) for the purpose of assisting the Senior Manager to give a Warranty prepare or enter into this Agreement or a Finance Document or the Sale and Purchase Agreement or the Deed of Covenant or enter into any document which must be delivered under, or as a condition to, this Agreement or a Finance Document save in the event of fraud or wilful non-disclosure by such person.

Benefit to be assigned

6.8	The benefit of each Warranty can be assigned in whole or in part and without restriction by any of the Investors to any purchaser of its Shares provided that no Senior Manager shall incur any greater liability as a result of such assignment than if such assignment had not taken place.

Senior Managers’ knowledge

6.9	Where a Warranty is qualified by the awareness or knowledge or opinion or belief of a Senior Manager that qualification is deemed to have been made after reasonable enquiries have been made by the Senior Manager of each of the Key Employees.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

7	INVESTMENT APPRAISAL AND OTHER INVESTOR MATTERS

Independent assessment and, in each case, no duty of care

7.1	Each party agrees with each other party that:

(a)	it or he has not relied, and is not relying, on any appraisal, recommendation, advice or information in relation to the Group or the directors of a Group member given by, carried out or effected by, or on behalf of, the Investors or an Affiliate of the Investors or the Investor Representative in connection with it or his decision to enter into this Agreement and the transactions contemplated by this Agreement;

(b)	it or he has made its or his own investigations and appraisals into and assessment of the Group and no Senior Manager, none of the Investors, Affiliate of the Investors or the Investor Representative has any liability to the other party in connection with its or his decision to enter into this Agreement and the transactions contemplated by this Agreement other than as expressly set out in this Agreement; and

(c)	it or he is owed no duty of care or other obligation by the Investors, any Affiliate of an Investor or the Investor Representatives in connection with its or his decision to enter into this Agreement and the transactions contemplated by this Agreement.

Not a client of the Investors

7.2	Each party acknowledges and confirms that:

(a)	it or he is not being treated as a client of the Investors (or an Affiliate of the Investors) or the Investor Representatives; and

(b)	neither the Investors, Affiliates of the Investors or the Investor Representatives is responsible to it or him for providing the protections afforded to such person’s clients or advising it or him in relation to this Agreement and the transactions contemplated by this Agreement.

No regulated activity

7.3	Each party agrees that neither the appointment of an Investor Director or other director nor the giving of advice by any such person in his capacity as a director of a Group member is to be taken as constituting the regulated activity of providing investment advice either by such person or by the appointing Investors (or a person connected with such Investors), nor is the appointment or the giving of such advice to be treated as causing a Group member or a Manager to be a client of the appointing Investors (or an Affiliate of the Investors).

[***] Related Confirmations

7.4	The Company warrants to [***] that as of the Signing Date and Completion, neither the Company nor, so far as it is aware, any of its “affiliates” (as defined in section V(c) of Prohibited Transaction Exemption 84-14) has the authority either to (i) appoint or terminate [***] as a manager of any assets of any employee benefit plan involved in the purchase by [***] of an interest in the Company or (ii) negotiate on behalf of any such plan the terms of a management agreement with [***] (including renewals or modifications thereof) with respect to such plan assets.

7.5	The Company warrants to [***] that it has administrative, technical and physical safeguards in place reasonably designed to comply with all laws and regulations applicable to the Company. In the event that the Company becomes aware of any actual network, system and/or data breach with respect to its infrastructure (including, but not limited to, a system intrusion, virus or malicious code attack, loss of data, data theft, unauthorized access to confidential information and/or nonpublic personal information, hacking incident or any acts of data ransom) that results in unauthorized access to and/or use by third parties of the confidential information of [***] (hereinafter referred to as a “Breach”), the Company agrees to report the Breach promptly to [***]. and take appropriate steps (determined by the Company in consultation with its advisors) to contain or mitigate the Breach.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

7.6	The Company acknowledges and agrees that (i) [***] and their Affiliates are subject to the U.S. Bank Holding Company Act of 1956, as amended (the “BHCA”), (ii) the Company is a covered fund under Section 13 of the BHCA and the applicable rules and regulations thereunder (the “Volcker Rule”), (iii) certain affiliates of [***] serve as the sponsor, investment manager, and/or investment advisor to the [***], and (iii) consequently, the activities of [***] and its affiliates with respect to [***] and any affiliate of [***] that is a covered fund are subject to the limitations set forth in the Volcker Rule, including 12 C.F.R. § 248.14(a) (together with all published regulatory guidance related thereto, “Super 23A”). Based on the foregoing, the Company agrees that during such time as [***] holds 25% or more of the interests of the Company (the “Specified Period”), (x) except as otherwise permitted under Super 23A, none of the Company nor any covered fund controlled by the Company shall engage in “covered transactions” as defined in Section 23A of the Federal Reserve Act (12 U.S.C. § 371c) with [***] or any of its affiliates and (y) none of the Company nor any covered fund controlled by the Company shall engage in any other transactions with [***] or any of its affiliates unless it reasonably determines that such transactions are on terms and under circumstances that are substantially the same, or at least as favourable [***] or any of its affiliates, as those prevailing at the time for comparable transactions with or involving unaffiliated third parties. Without limiting the generality of the foregoing, the Company, based on its actual knowledge, shall use best efforts to cause the Company during any Specified Period to not: (i) accept a loan or extension of credit from [***] or any of its affiliates, including a purchase of assets subject to an agreement to repurchase; (ii) sell any assets to [***] or any of its affiliates, except such real and personal property as may be specifically exempted by the Federal Reserve; (iii) obtain from [***] or any of its affiliates a guarantee, acceptance, or letter of credit, including an endorsement or standby letter of credit, on behalf of the Company or any covered fund controlled by the Company; (iv) engage in a securities borrowing or lending transaction, to the extent that the transaction causes [***] or any of its affiliates to have credit exposure to the Company or any covered fund controlled by the Company; or (v) engage in a derivative transaction with [***] or any of its affiliates, to the extent that the transaction causes [***] or any of its affiliates to have credit exposure to the Company or any covered fund controlled by the Company. For purposes of this paragraph (c), “affiliate”, with respect to [***] means any person or entity identified on [***] available from time to time at https://www.ffiec.gov (for the avoidance of doubt, the Company is under no obligation to verify the accuracy of such list or to otherwise inquire with [***] in advance of entering into any transaction with a proposed counterparty for which it believes is not an affiliate of [***].). For the avoidance of doubt, the restrictions set forth in this paragraph (c) shall not apply to any other person managed, sponsored or advised by any Group member unless such other fund is also deemed to be controlled by a covered fund organized and offered, sponsored, managed or advised by [***] or its affiliates. [***] may rely on the covenants in this paragraph (c), which shall remain in effect and binding upon the Company, unless and until [***] otherwise consents in writing, in its sole discretion. If the Company or Vintage Investors become aware of a potential violation of Super 23A by a [***] affiliate relating to the Company, then notice shall be given to the other party and the Company and [***] shall cooperate in good faith to explore mutually agreeable options to restructure the transaction or relationship as promptly as practicable to the extent necessary to enable the applicable [***] affiliate to be in compliance with Super 23A, while preserving to the extent practicable the relative positions of each party and taking into account the legal, tax and regulatory considerations applicable to the parties.

Use of Name

7.7	Save for an announcement (if any) to be agreed in writing between the Investors in respect of the transaction to be implemented pursuant to this agreement and save as may be required by law notwithstanding any other provision to the contrary herein, the Company agrees that neither the Company, any other Group member, the Shareholders (other than [***]) nor any of their Affiliates or any member, partner, director, officer or employee of such parties will, without the prior written consent of [***] (i) use in advertising, publicity, or otherwise the name of [***], the [***] or any of their respective Affiliates, or any partner or employee of such parties (collectively, “[***]”), nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by [***], except to the extent required by applicable law or (ii) represent, directly or indirectly, that any product or any service provided has been approved or endorsed by [***].

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

8	MANAGERS’ UNDERTAKINGS

Outside interests

8.1	Each Senior Manager severally agrees (in respect of himself only and not in respect of any other Senior Manager) with the Company (for itself and as trustee for each Group member) that:

(a)	until such time as he is neither a director nor an employee of any Group member and save for part time offices and appointments disclosed by him in his Management Questionnaire, in the case of the Managers (other than Simon Orange) he will devote his whole working time, attention and ability to the business and interests of the Group and in the case of Simon Orange he will devote sufficient time in order for him to carry out his relevant duties as the chairman of the Company and as a non-executive director; and

(b)	it or he has made its or his own investigations and appraisals into and assessment of the Group and, so far as he is aware, no Senior Manager, none of the Investors, Affiliate of the Investors or the Investor Representative has any liability to him or it in connection with its or his decision to enter into this Agreement and the transactions contemplated by this Agreement other than as expressly set out in this Agreement; and

(c)	after he ceases to be either a director or employee of any Group member, he will not at any time represent himself or permit himself to be held out as being in any way connected with or interested (except as a shareholder if that is the case) in the Group or its businesses.

Non-compete and other undertakings

8.2	In order to protect the Confidential Information to which the Senior Managers have access as a result of their employment or engagement and to protect the business connections and other legitimate business interests of the Company and the Group members, subject to the provisions of clause 8.9, each Senior Manager severally agrees with the Company (for itself and as trustee for each Group member) that if he ceases to be an officer or employee of a Group member (the “Cessation”) he will not for a period of 12 months following such Cessation, less the duration of any period of suspension, restriction (including garden leave) or exclusion under the relevant Senior Manager’s Employment Agreement which immediately precedes the Cessation, on his own account or on behalf of any other person, directly or indirectly:

(a)	carry on any Relevant Business in the Prohibited Area;

(b)	in connection with any Relevant Business, canvass, solicit or approach a Relevant Supplier;

(c)	in connection with any Relevant Business, deal with a Relevant Supplier;

(d)	in connection with any Relevant Business, canvass, solicit or approach a Relevant Customer;

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(e)	in connection with any Relevant Business, deal with, sell goods to or provide services to a Relevant Customer;

(f)	in connection with any Relevant Business, canvass, solicit or approach a Relevant Potential Customer;

(g)	in connection with any Relevant Business, deal with any Relevant Potential Customer;

(h)	in connection with any Relevant Business seek to entice away from the Company or any Group member or otherwise interfere or attempt to interfere with the relationship between the Company or any other Group member and a Relevant Supplier;

(i)	in connection with Relevant Business, interfere or seek to interfere with the relationship between the Company or any other Group member and any Introducer;

(j)	in connection with any Relevant Business, deal with any Introducer;

(k)	in connection with any Relevant Business, canvass, solicit or approach a Potential Target;

(l)	in connection with any Relevant Business, pursue any investment opportunity with a Potential Target;

(m)	solicit entice induce or encourage or endeavour to solicit entice induce or encourage a Relevant Employee who remains an employee of the Company or any other Group member to leave such employment;

(n)	employ or take into employment or engage the services of a Relevant Employee;

(o)	give advice or provide services with a view to assisting or enabling any other Person to carry out any of the above acts.

8.3	Each Senior Manager severally agrees with the Company (for itself and as trustee for each Group member) that he will not after Cessation make untrue materially prejudicial comments which are intended to be harmful to the Target or the business reputation of any Group member.

8.4	The restriction contained in clause 8.2(a) shall not restrain the relevant Senior Manager from engaging in or accepting employment with any business concern whether the relevant Senior Manager’s duties role or work do not related directly or indirectly to any Relevant Business.

8.5	The restrictions in clause 8.2 shall not prohibit the Senior Managers from holding or being interested in up to 5% of the issued share capital of a company, whether or not it is listed on a recognised stock exchange.

Reasonableness of the restrictions

8.6	The restrictions contained in clause 8.2 (each of which is a separate obligation) are considered reasonable by each party (each having taken separate legal advice) in all the circumstances as necessary to protect the legitimate interests of the Group, but if any such restriction is judged by a competent court to be void but would be valid and enforceable if certain words were deleted or the period or area of application reduced, such restrictions apply with such modification to make them valid and effective.

13

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Non-disclosure of confidential information

8.7	Each Manager severally agrees (in respect of himself only and not in respect of any other Manager) with the Company (for itself and as trustee for each other Group member) that (except in the proper course of his duties or with the authority of the Board or to the extent required by law) he will not, either during or at any time after his engagement or employment with a Group member, or while he is the holder of Shares in a Group member, or is connected with any such person, or after he ceases to be a Shareholder, use for any purpose or disclose to any person any trade secret concerning the business or affairs of a Group member or any Confidential Information, provided that this restriction ceases to apply to information which becomes publicly known other than by default of that Manager or which is required to be disclosed by law, regulation or order of a court of competent jurisdiction.

No use of trade names

8.8	Each Manager severally agrees (in respect of himself only and not in respect of any other Manager) with the Company that whilst he is a director or employee of any member of the Group (except with the authority of the Board) he will not, at any time, directly or indirectly, carry on a business (whether similar or not to that of a Group member) under or including a name or mark which he is actually aware is the same as or substantially similar to a name or mark used by a Group member, without limitation “Corpacq” and he will procure that any person controlled by him will not carry on a business under or including any such name.

Outside Interests

8.9	Subject always to compliance with his duties and obligations as a director of the Company or any other Group member under prevailing law and regulation and as set out at clause 13 of the letter appointing his as chairman and Non-Executive Director of the Company, nothing in this Agreement will prohibit Simon Orange:

(a)	from making directly or indirectly (or through nominees, Affiliates or associated entities) new corporate investments on his or their own account without the prior consent of the Vintage Investor and/or the Company or any member of the Group for so long as:

(i)	the investment is not in Relevant Business; and/or

(ii)	the value of such investment in any individual business or corporate entity does not exceed £3,000,000; or

(iii)	the Target has considered an investment and/or acquisition in the relevant business and/or corporate entity and the board has resolved not to proceed with such investment and/or acquisition;

(b)	from maintaining (or increasing) any of the existing corporate investments and interests of each of Simon Orange and/or his Affiliates and connected parties and/or nominees as set out in Schedule 13; and

(c)	dealing with an Introducer or Relevant Supplier in relation to the matters set out in clauses 8.9(a) and 8.9(b) above.

9	CORPORATE GOVERNANCE

[***] Directors

9.1	The [***] are entitled by written notice to the Company from time to time to appoint and remove up to two Directors and appoint other persons in their place. Each director appointed in accordance with this clause 9.1 will be an “Investor Director” and a “[***] Director”. The Company must pay or procure the payment by another Group member of reasonable expenses incurred by the [***] Directors.

Nova Investor Directors

9.2	The Nova Investor is entitled by written notice to the Company from time to time to appoint and remove up to one Director to the Company and appoint other persons in their place. Each director appointed in accordance with this clause 9.2 will be an “Investor Director” and a “Nova Investor Director”. The Investor Representatives may, upon the giving of three (3) months’ prior written notice to the Nova Investor Director, remove the Nova Investor Director at any time and upon such termination the right to appoint a Nova Investor Director pursuant to this clause 9.2 shall cease.

14

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Founder Investor Directors

9.3	In addition to all other rights that the Founder Investor may have as Shareholders, the Founder Investors is entitled by written notice to the Company from time to time to appoint and remove up to four Directors and appoint other persons in their place. Each director appointed in accordance with this clause 9.3 will be an “Investor Director” and a “Founder Investor Director”. The Company must pay or procure the payment by another Group member of reasonable expenses incurred by the Founder Investor Directors.

Chairman and Other Board Members

9.4	The directors, with the written consent of the Founder Investor, may from time to time appoint any director as chairman, and may terminate his appointment at any time. The Chairman at the date of this agreement shall be Simon Sebastian Orange.

9.5	The CEO (currently David Robert Martin), the CFO (Nicholas James Cattell) and the commercial director (currently Stephen James Scott) of the Company shall be executive directors of the Company.

Observer

9.6	For the purposes of monitoring their respective investments, the Vintage Investors and the Nova Investor may, each, from time to time appoint an observer (an “Observer”) upon reasonable advance written notice to the Board to attend meetings of the Board (and its committees, if any) and/or the board of directors of the Target. Each Observer must be given (at the same time as the relevant directors) notice of all meetings of the directors of the Company and/or the Target (as applicable) and all agendas, minutes and other papers relating to those meetings. Each Observer may speak at meetings and require business to be added to the agenda but may not in any circumstances vote on any matter. The Company and/or the Target (as applicable) must reimburse all reasonable expenses of the Observer properly incurred in performance of his functions. The Investor Representatives may, upon the giving of three (3) months’ prior written notice to any Observer appointed by the Nova Investor, remove such Observer at any time and upon such termination the right of the Nova Investor to appoint an Observer pursuant to this clause 9.6 shall cease.

CEO and CFO

9.7	The parties confirm that the Group’s CEO and CFO from time to time shall be appointed as directors of the Company.

General meetings

9.8	Each Senior Manager agrees, immediately after receiving notice from the Investor Representatives, to procure, to the extent that he is legally able (to the extent of his rights from time to time to vote as a director of the relevant company), the convening and holding (at as short a notice as requested by the Investor Representative subject to the giving of any requisite consents which are not within his control), of any general meeting of a Group member at such place and time as the Investor Representatives reasonably determine at which any resolution reasonably required by the Investor Representatives will be proposed.

15

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Board meetings and notice of Board meetings

9.9	Board meetings shall take place monthly. The Board shall send each Director, including each Investor Director:

(a)	so far as is reasonably practicable to do so and save to the extent waived by both an Investor Director and a Senior Manager, not less than 10 Business Days’ advance notice of each meeting of the Board or of a committee of the Board and not less than three Business Days before such meeting an agenda of the business to be transacted at such meeting (together with all papers to be circulated or presented to the same) and no other business shall be transacted at such meeting without the consent of a Vintage Investor Director; and

(b)	as soon as practicable after each such meeting, a copy of the minutes.

provided however and without prejudice to the right for a person who is who is an executive director to be appointed as a director in any other capacity (e.g. an Investor Director) , no executive director who ceases to be an employee of any Group member or who is suspended from employment shall, in his capacity as an executive director or employee but not otherwise, be notified of or entitled to participate in Board meetings or any meeting of any committee of the Board or receive a copy of Board papers or minutes of Board meetings or of meetings of any committee of the Board.

Appointment to subsidiary undertaking boards and committees

9.10	If the [***] Representative so requests, the Senior Managers (so far as they are able to the extent of their respective rights from time to time as a director of the relevant Group member) and the Company will procure that some or all of the [***] Directors are appointed to the board of directors of any Topco Group Holding Company other than the Company and to any committee (or equivalent body) of any Topco Group Holding Company.

9.11	If the Founder Investor so requests, the Senior Managers (so far as they are able to the extent of their respective rights from time to time as a director of the relevant Group member) and the Company will procure that some or all of the Founder Investor Directors are appointed to the board of directors (or equivalent body) of any Group member other than the Company and to any committee (or equivalent body) of a Group member.

10	PROVISION OF INFORMATION

Investors to be kept informed generally

10.1	With effect from Completion each Senior Manager and the Company severally agrees with the Investors that he and it will notify the Investor Representatives, the Nova Investor and each Investor Director promptly of all matters materially affecting the business, assets, financial position and prospects of the Group.

Specific information to be provided

10.2	The Company shall (for the 6 month period after this Agreement, insofar as it is reasonably able and thereafter on an absolute basis), and the Senior Managers agree insofar as they are reasonably able, to procure that the Company will provide to the Vintage Investors, the Founder Investor and the Nova Investor (and to procure that each other Group member provides) the information set out in Schedule 8. Notwithstanding the foregoing, if at any time the Nova Investor Director ceases to be appointed pursuant to clause 9.2, then the Nova Investor shall be entitled to receive solely the information provided for in paragraphs 1 to 5 of Schedule 8.

16

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Right to appoint investigating accountants

10.3	If (A) the Company at any time has failed in any material respect to perform any of its obligations under clause 10.2; and (B) either (i) an Event of Default has arisen with respect to any unpaid amounts in respect of the Preference Divided or any failure to redeem any Preference Share as required under the Articles; or (ii) any Investor has reasonable grounds to suspect any of the following:

(a)	that the Managers and/or the Key Employees have conducted the affairs of any Topco Group Holding Company, or that the affairs of any other Material Group Company have been conducted, in a fraudulent or grossly negligent manner; or

(b)	that the Managers and/or Key Employees have committed a material breach of any laws and/or regulations applicable to the Company or any other Group member from time to time, which could reasonably be expected to have a material and adverse effect on the Group, the Vintage Investors are entitled (without prejudice to any remedies or rights which the Investors may have in respect of any such non-performance) to appoint an independent accountant of their own choosing to investigate the affairs of such companies providing always that:

(i)	such appointment may not be made more than once in any one year period;

(ii)	the engagement of such independent accountants is strictly limited to the specific matters and/or circumstances that give rise to the Vintage Investors’ rights to appoint such accountants;

(iii)	the detailed terms of the engagement of such accountants is made available to the Company acting by its board at least 5 Business Days prior to such appointment; and

(iv)	the Vintage Investors have at least 10 Business Days prior to such appointment to set out in sufficient detail the basis of their grounds for believing that the circumstances set out in this clause 1.3 which give rise to such appointment exist.

10.4	If an independent accountant is appointed in accordance with clause 10.3:

(a)	the Company agrees to provide (and to procure that each relevant Group member, and (so far as it is able to do so) any other person, provides), to the Vintage Investors and to the accountant, such reasonable assistance and reasonable co-operation (including, subject to agreeing to keep any such information confidential and only to utilise it for the purpose of reporting to the Investors, full and unrestricted access to the accounting books and records of the Group) as the accountant and/or Investors from time to time reasonably request; and

(b)	the reasonable costs of and incidental to any such appointment, and value added tax on them, must be paid by the Company in accordance with the terms of such engagement.

Approach from prospective purchasers

10.5	The Company and each Manager agrees to notify the Investors and each Vintage Investor Director and Founder Investor Director promptly of any indication of interest (whether or not in writing) of which he becomes aware in respect of any offer for any shares in a Group member or any business or substantial part of the business or assets of the Group.

Disclosure of information by Investor Directors

10.6	Each Vintage Investor Director may disclose on a confidential basis any information received from a Group member to the Vintage Investors and their shareholders and advisers.

10.7	The Nova Investor Director may disclose on a confidential basis any information received from a Group member to the Nova Investor and their shareholders and advisers.

17

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

10.8	Each Founder Investor Director may disclose on a confidential basis any information received from a Group member to the Founder Investor and its shareholders and advisers.

Disclosure of information by Investors

10.9	Each of the Investors may disclose on a confidential basis any information received from a Group member or an Investor Director (or any information, whether confidential or not, of or relating to, a Group member) to:

(a)	an Affiliate of that Investor;

(b)	any general partner, limited partner, manager, trustee or nominee of, or investor or prospective investor in, that Investor;

(c)	a body corporate or other person, partnership or fund (including any unit trust):

(i)	which is advised, or the assets of which are managed (whether solely or jointly with others), from time to time by that Investor or by an Affiliate of that Investor or by the general partner, trustee, nominee, manager of or adviser to that Investor; or

(ii)	in respect of which that Investor or any of its Affiliates is a general partner;

(d)	a Co-Investment Scheme or a person holding or entitled to the benefit of Shares under a Co-Investment Scheme;

(e)	any director, employee, officer or agent of the relevant Investor or any person falling within this clause 10.9;

(f)	any sponsor, underwriter or broker for the purposes of facilitating an Exit (subject to such person first having executed a confidentiality undertaking in favour of the Company (on behalf of itself and as trustee for each Group member) in a form reasonably acceptable to the Board);

(g)	any of the Group’s current or proposed bankers or financiers from time to time in connection with a proposed Sale, Initial Public Offering or Liquidation or otherwise in connection with a proposed disposal or redemption of such Investor’s shares (subject to such person first having executed a confidentiality undertaking in favour of the Company (on behalf of itself and as trustee for each Group member) in a form reasonably acceptable to the Board);

(h)	a potential purchaser of shares or other securities in a Group member or of assets (or the whole or part of the undertaking) of a Group member in connection with a proposed Sale or otherwise in connection with a proposed disposal of such Investor’s shares (subject to such person first having executed a confidentiality undertaking in favour of the Company (on behalf of itself and as trustee for each Group member) in a form reasonably acceptable to the Board);

(i)	a professional adviser to a person falling within this clause 10.9; and

(j)	a person to whom it is required to pass the information by law or by any rule of, or by, any regulatory body or authority or any taxation authority.

18

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

11	CONDUCT OF THE GROUP

Positive undertakings

11.1	The day to day management of the business of each Group member will be carried out by the Managers and:

(a)	each Senior Manager severally agrees (for himself only and not for any other Senior Manager) with the Investors that, except as provided in this Agreement or consented to by the Investor Representatives, he will procure (to the extent of his rights from time to time to vote as a member and/or director (as the case may be) of each Group member subject always to his statutory and fiduciary duties from time to time); and

(b)	the Company agrees with the Investors as a separate and independent covenant (to the extent it is legally able to do so) that it will act, and will procure (save as otherwise provided in this Agreement or consented to by the Investor Representatives), that each Group member acts, in accordance with Part 1 of Schedule 9.

Negative undertakings

11.2	Each Senior Manager, so far as he is legally able, and, to the extent it is legally able to do so the Company, severally agrees with the Investors (for it or himself only and not for any other person) that, except as provided in this Agreement:

(a)	in the case of a Senior Manager, he will procure that no Group member will do, or agree to do; and

(b)	in the case of the Company, it will not and will procure that no Group member will do, or agree to do,

any of the acts set out in Part 2 of Schedule 9 without Investor Consent.

Emergency Share Issues

11.3	Each party agrees, if the Vintage Investor Representative proposes (with the consent of the Founder Investor Representative) an Emergency Share Issue, to:

(a)	consent to any board or shareholder meeting of a Group member being held on short notice to implement it; and

(b)	vote in favour of all resolutions as a Shareholder and (subject to his statutory and fiduciary duties) as a director of the relevant Group member, which are proposed by the Investors to implement the Emergency Share Issue (including the disapplication of any pre-emption rights).

11.4	Each party agrees that each Shareholder is entitled but not obliged to acquire such number of Shares as he would have been entitled to by reference to his holding of Shares immediately prior to the Emergency Share Issue on the same terms including price as the Vintage Investors for up to 90 days after the Emergency Share Issue but only to the same extent the other Shareholders (as applicable) also acquire any other shares, bonds, loan notes or other securities or debt instruments acquired by the Vintage Investors as part of the Emergency Share Issue in the same proportions and on the same terms as the Vintage Investors. To the extent that a Shareholder subscribes for less than its full entitlement to Shares, the obligation to acquire any other shares, bonds, loan notes or other securities or debt instruments shall be reduced on a proportionate basis.

Permitted employee share issues

11.5	The parties agree that it is the intention of the Managers to implement a management incentivisation plan for certain of the Group’s employees and/or consultants at Closing (the “MIP”).

19

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

11.6	In connection with the implementation of the MIP, each of the parties agrees that:

(a)	the MIP will be in the form of a growth share scheme;

(b)	the Company may issue such number of B Ordinary Shares as is equal to seven (7)% of the ordinary share capital of the Company at the relevant time to and/or for the benefit of employees and/or directors of the Group at a price per share and on other terms, including eligible subscribers and the terms of issue, approved:

(i)	in the period between the date of this Agreement and Completion, by the CEO and Founder Investor; and

(ii)	following Completion, by the Board; and

(c)	such amendments shall be made to this Agreement and the Articles as may reasonably be required to give effect to any terms of the MIP as determined in accordance with clause 11.6(a), provided always that such amendments do not prejudice the rights of any parties hereunder or under the Articles, except as expressly provided for in this Agreement.

11.7	The parties agree that in the event of such subscription and issuance they will take all steps and pass all resolutions (including in respect of the disapplication of pre-emption rights to effect such issuance) to issue such new B Ordinary Shares to directors and/or employees of the Group which will dilute all Shareholders (other than the holders of D Ordinary Shares and C Ordinary Shares) in accordance with the Articles.

Maintenance of authority to allot share capital

11.8	Each party agrees to exercise its rights and powers as a Shareholder to maintain sufficient authority to enable the Company and its Directors fully to perform its, or their, obligations under clause 11.6.

Unallocated Shares on Exit

11.9	Each party agrees that if on an Exit:

(a)	B Ordinary Shares remain unallocated, then such Shares shall be allocated and issued to holders of B Ordinary Shares in the proportion that their then respective holdings of B Ordinary Shares bears to the total number of B Ordinary Shares held at that time; and

(b)	B Ordinary Shares are held by any employee benefit trust appointed from time to time on trust for the Group’s employees generally, then immediately prior to such Exit, such B Ordinary Shares shall be issued or allocated to holders of B Ordinary Shares pro rata to their then respective holdings of B Ordinary Shares.

Acquisition Share Issues

11.10	Each party acknowledges that, if the Board (with Investor Consent) proposes that shares are issued to a third party as consideration, in whole or in part, for an acquisition of shares or assets by the Group, then no party shall have a pre-emptive right to the issue of such shares.

Finance Documents

11.11	For so long as any sum remains outstanding under a Finance Document, each Manager agrees to use all reasonable endeavours to procure (to the extent of his rights from time to time to vote as a member and/or director, as the case may be, of each Group member) that each Group member observes all the provisions of each Finance Document and any agreement, debenture, guarantee or security made pursuant to a Finance Document (but no Manager is obliged to incur any personal liability for the payment of any amount due under a Finance Document).

20

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Sanctioned Countries

11.12	Nothing in this Agreement shall require the Investors (which for this purpose includes any person who is a partner of, or participant in, either an Investor or any partnership or other person which itself is a partner or participant in an Investor) or any Investor Director to take any action which would be a prohibited, or otherwise illegal activity, under any sanctions regime imposed by the USA, whether such sanctions regime is implemented under the Trading with the Enemy Act, the International Emergency Economic Powers Act, any presidential or executive order or otherwise.

Priority of Payments

11.13	Any fees payable by the Company or the Group to Simon Orange and/or the Founder Investor (together, the “SO Parties”) pursuant to any consultancy or other service arrangement shall not exceed in aggregate £2,500,000 in any financial year (the “SO Permitted Remuneration”).

11.14	Until such time as the Preference Shareholders have achieved their Minimum ROI, for so long as any accrued Preference Dividend has become payable or any Redemption Event (as defined in the Articles) has occurred and is subsisting (an “Arrears Period”), each of the parties hereto agrees that during such Arrears Period (a) the Company shall not pay any fees otherwise payable by the Company to the Nova Investor (or any of its Affiliates) and (b) the SO Permitted Remuneration shall be limited to £500,000. If, as a result of an Arrears Period, the SO Parties and/or the Nova Investor (or any of its Affiliates) receive an amount in fees in any relevant financial year, which is less than the amount of fees that the SO Parties and/or the Nova Investor (or any of its Affiliates), respectively, would have received had the Arrears Period not occurred, then upon the expiry of the Arrears Period the SO Permitted Remuneration and/or the fees payable by the Company to the Nova Investor and/or its Affiliates (as applicable) shall be increased by such amount as is necessary to put the SO parties and/or the Nova Investor and/or its Affiliates (as applicable) in such position as they would have been in had the Arrears Period not arisen, such payments made on a proportionate and equitable basis.

11.15	Each of the parties hereto shall procure, as far as they are legally able (whether by exercise of their rights as Shareholders or otherwise), that full effect is given to the Company’s obligations pursuant to clauses 11.13 and 11.14.

Mandatory Financing Process

11.16	Six months after the seventh anniversary of Completion, if the Minimum ROI has not been met, upon the written request of [***] shall be permitted (and shall consult in good faith with the Founder Investor Representative) to commence, on behalf of themselves and/or the Company, a process to seek capital sources to finance sale proceeds, distributions and/or a capital return for the purposes of satisfying the Minimum ROI as soon as reasonably practicable (the “Financing Process”). [***] shall be permitted to engage on behalf of [***] and/or the Company or any other Group member, a nationally recognised investment banking or other financial advisory firm to assist with the Financing Process and the selection of such investment banking or other financial advisory firm and the terms of engagement thereof shall be at the sole discretion of [***] (using reasonable efforts to consult in good faith with the Founder Investor Representative).

11.17	Notwithstanding the provisions of clause 11.16, [***] shall not be permitted to complete a Financing Process unless it has first offered the Founder Investor in writing the opportunity to provide capital (to or on behalf of the Company) to finance payment of any amounts required to satisfy the Minimum ROI on terms proposed by [***] (the “ROFO Offer”), provided that the Founder Investor shall have accepted such offer to provide financing within 30 Business Days of such offer (the “ROFO Deadline Date”) with a binding commitment to provide such financing on a ‘certain funds’ basis (with certain funds commitments from nationally recognised banking institutions) with the only conditions to drawdown of such financing being those conditions which by their nature can only be satisfied on the date of, as applicable, the relevant capital call, utilisation request or similar (for example, the giving of certain warranties and representation to the relevant provider of financing) (the “Founder Investor Financing”).

21

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

11.18	If the Founder Investor accepts the ROFO Offer in accordance with the provisions of clause 11.17, the Founder Investor shall be obligated to complete the Founder Investor Financing and pay all relevant sums to the Investors within 90 Business Days of the ROFO Deadline Date. Failure to pay such sums to the Investors within such period shall entitle [***] to commence a Financing Process in accordance with the provisions of clause 11.16 and, in such event, [***] shall, subject to clause 11.20, not be restricted in respect of the terms of such Financing Process and any related financing.

11.19	If the Founder Investor has not accepted (or is deemed not to have accepted) a ROFO Offer in accordance with clause 11.17 and [***] commences a Financing Process:

(a)	the Company and the Shareholders will use all reasonable endeavours to facilitate such Financing Process and will provide such assistance and co-operation as [***] and/or any other adviser engaged in connection with such Financing Process (each an “Adviser”), may reasonably require (including, providing such assistance as may be reasonably required in order to prepare an information memorandum, data room, management due diligence sessions and other materials and preparing disclosures against any warranties and indemnities regarding the Group that are required in connection with the Financing Process). Without prejudice to the generality of the foregoing, the Company and the Shareholders shall not and shall procure that none of their Affiliates shall prevent, delay or otherwise frustrate or detrimentally interfere with the Financing Process. The reasonable fees and expenses properly incurred of all Advisers in connection with the Financing Process shall be borne by the Company.

(b)	the Company, each other Group member and the Shareholders will enter into good faith negotiations with prospective purchasers, lenders or equity providers identified in connection with the Financing Process, and will each use all reasonable endeavours to agree on the terms of such Financing Process provided that, in the event that the Financing Process takes the form of a sale of shares and [***] wish to proceed with the terms of such sale to any purchaser or purchasers, the provisions of Article 52 (Drag along rights) of the Articles shall apply and [***] shall have the right to implement a Drag-Along Sale (as defined in the Articles).

11.20	If, in connection with a Financing Process, it is deemed reasonably necessary by [***] to take any actions to restructure the Company or one or more Group companies, including, without limitation, converting shares into a single class of shares, exchanging shares for shares in another entity or structuring any sale as a sale of a Group member to facilitate the payment of the Minimum ROI as a distribution, each Shareholder hereby irrevocably undertakes to execute, complete and deliver all documents and pass all resolutions necessary to effect such actions provided that such actions:

(a)	treat each Shareholder equally;

(b)	do not have a disproportionate adverse impact on any one Shareholder as compared to any other Shareholder; and

(c)	do not prejudice the voting rights exercisable by the Founder Investor.

22

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

11.21	Subject to satisfaction of the Minimum ROI, the Investor Representatives agree to use their respective reasonable endeavours to preserve so far as they in their discretion think fit, the value of the Company and the Group.

11.22	If an Event of Default has occurred and is continuing for a period of 18 months, [***] shall be permitted at any time upon written request to commence a Financing Process immediately in accordance with the terms set out above.

11.23	The parties acknowledge and agree that no party (other than [***]) shall have the right to exercise any of the rights to which they are otherwise entitled under clauses 11.1 and 11.2 (and Schedule 9) in order to object to, impede or otherwise frustrate, a Mandatory Financing Process.

12	INVESTOR DIRECTORS AND INVESTOR REPRESENTATIVE

No Investor Director

12.1	If, at any time, there is no [***] Director in office, all references to a “[***] Director” in this Agreement shall be read as references to the [***] Representative until such time as a [***] Director is appointed.

No claim against Investor Representative, Investor Directors and Investors

12.2	Each party, including the Investors and each Manager (by its or his execution of this Agreement or a Deed of Adherence) waives, except in the case of fraud or deliberate or wilful default, any claim it may have now or in the future against:

(a)	the Vintage Investor Representative and each Vintage Investor Director, the Nova Investor and the Nova Investor Director, and the Founder Investor and the Founder Investor Representative and any Observer, relating to or otherwise connected with any act or exercise of any right or discretion by the Vintage Investor Representative or that Vintage Investor Director, the Nova Investor or that Nova Investor Director, or the Founder Investor or the Founder Investor Representative or any Observer under a provision of this Agreement; and

(b)	the Investors arising out of the valid exercise of any right or discretion by the Vintage Investors, the Nova Investor or the Founder Investor or the Founder Investor Representative under a provision of this Agreement.

Approvals, consents and directions

12.3	The consent, approval or direction of an Investor Representative or an Investor Director may only be validly given (whether under this Agreement, the Articles or otherwise) if that person:

(a)	gives that consent, approval or direction in writing to the Board or other recipient; or

(b)	(in the case of a consent or approval, as opposed to a direction, required from an Investor Director) signs a written resolution of the Board or signs the minutes of the Board meeting approving the relevant transaction or matter or votes in favour of the relevant transaction or matter at a Board meeting.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

13	EXIT

Intention to achieve an Exit

13.1	The parties confirm their intention and commitment to work to achieve an Exit. Each Senior Manager, the Investors and the Company, agree to consult together (together with the Company’s financial advisers from time to time) with a view to determining a suitable time to effect an Exit. The parties agree that:

(a)	the Investors may, with Investor Consent, appoint advisers (including, without limitation, financial, accounting and legal advisers) to act on behalf of all the Shareholders in connection with an Exit;

(b)	the Investors may, with Investor Consent, in their absolute discretion negotiate and agree the terms of appointment of any such advisers on behalf of all Shareholders (but shall, to the extent practical, consult with the Managers before such appointment); and

(c)	such advisers’ fees will be borne by the Company (where legal) and/or the Shareholders in proportion to their shareholdings on Exit.

No Investor warranties

13.2	On an Exit, no Vintage Investor or Nova Investor is required to give any representations, warranties, indemnities or similar assurances in connection with its Shares (other than giving warranties concerning title to its Shares and capacity to sell).

13.3	On an Exit, the Founder Investors shall not be required to provide any representations, warranties and/or indemnities where the value of such recovery is in any way connected with the Founder Investors return insofar as it relates to their Preference Shares or in respect of the sale of such Preference Shares (other than giving warranties concerning title).

Management assistance on Exit

13.4	It is intended that each Manager will use his reasonable efforts to assist in preparing the Group for an Exit, including but not limited to:

(a)	making presentations to potential investors in, or purchasers of, the Group;

(b)	for the purposes of an Exit by way of an Initial Public Offering:

(i)	taking all actions reasonably necessary (or which are determined by the Investors (acting reasonably) to be appropriate) to implement the conversion of the Company into a public company and/or restructure one or more Group members prior to an Exit including, without limitation, exchanging his Shares for new shares in a new company incorporated for the purpose of an Initial Public Offering on a proportionate basis based on the implied values of the shares held by each shareholder to the expected market cap of the new company to be the subject of the Initial Public Offering ;

(ii)	making presentations to potential underwriters and participating in drafting any necessary prospectus or similar offering document;

(iii)	assisting with negotiating an underwriting or similar agreement and providing reasonable customary and proportionate warranties, and indemnities subject to appropriate proportionate limitations and/or the provisions of appropriate warranty and indemnity insurance; and

(iv)	negotiating and agreeing to reasonable lock-up agreements as required by relevant securities laws, rules or regulations or as reasonably required by the financial advisers of and the Board,

and the parties recognise that the Managers may wish to sell Shares or re-invest part of their proceeds of sale (by way of a roll-over) in any purchasing entity, on an Exit depending on their individual circumstances; and

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(c)	on a Sale negotiating and agreeing to reasonable customary and proportionate warranties and , covenants with potential purchasers of the Group (subject to negotiating customary proportionate limitations and/or the provisions of appropriate warranty and indemnity insurance).

Initial Public Offering

13.5	If, on an Initial Public Offering, it is reasonably necessary to take any actions to restructure one or more Group members prior to an Exit, including, without limitation, converting the Shares into a single class of shares or exchanging the Shares for shares on a proportionate basis based on the implied values of the shares held by each shareholder to the expected market cap of the new company to be the subject of the Initial Public Offering in another entity then each Shareholder hereby irrevocably undertakes to execute, complete and deliver all documents and pass all resolutions necessary to effect such actions and achieve an Initial Public Offering and appoints the Company (acting through the Board) to be his attorney. In addition, each party agrees to enter into an agreement for the orderly transition of the Group onto the public markets, including customary terms relating to share transfers.

13.6	If it is intended by the Board that there is an Initial Public Offering of a holding company of the Company (or a successor thereto) then each holder of Shares in the Company, if required to do so by the Board or the Investors by notice in writing to each Shareholder, is obliged to exchange the Shares he holds in the Company for shares on a proportionate basis based on the implied values of the shares held by each shareholder to the expected market cap of the new company to be the subject of the Initial Public Offering in that holding company in the same proportion and with the same economic rights as the Shares held by him in the Company (or such successor) and the provisions contained in this Agreement shall apply to such holding company (or any successor) shares as if they were set out in this Agreement, provided that such exchange shall, not adversely affect any Manager or Managers disproportionately to any other Shareholder or Shareholders.

14	SHARE TRANSFERS

General prohibition on transfer

14.1	No transfer of any Shares, or any interest in any Shares, may be made except pursuant to this Agreement and the Articles. For this purpose, an interest in any Shares is deemed to be transferred if a Shareholder enters into an agreement (other than this Agreement) with any person in respect of the exercise of votes attached to such Shares.

Further assurances in respect of transfers

14.2	Subject to the other provisions of this clause 14, each Manager shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order to expeditiously consummate each transfer to which he, his Related Persons on his behalf is a party pursuant to Articles 51 (Compulsory transfer), 52 (Drag along rights) and 53 (Tag along rights) and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the relevant parties.

15	COMPLIANCE COVENANTS

15.1	Each party agrees to observe and comply fully and promptly with the provisions of the Articles to the intent and effect that each and every provision thereof shall be enforceable by the parties to this Agreement between themselves and in whatever capacity notwithstanding that any such provision might not have been so enforceable in the absence of this clause.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

15.2	Subject to any provision of the Agreement which is expressed to apply solely to the Senior Managers, each Manager severally undertakes (for himself and not any other Manager) to the Investors that, subject to his statutory and fiduciary duties from time to time, he will exercise his rights in the Company (whether as a Shareholder or as a director or both) to procure (so far as he is legally able) that full effect is given to the obligations of the Company under this Agreement and the Articles.

15.3	The Investors undertake to the Managers that they will exercise their rights as Shareholders in the Company to procure (as far as they are legally able) that full effect is given to the obligations of the Company under this Agreement and the Articles.

15.4	In the case of any obligation on the part of any Group member contained in this Agreement, subject to any provision of the Agreement which is expressed to apply solely to the Senior Managers, each Manager severally undertakes to the Investors (for himself and not any other Manager) that he will exercise his rights in the Company (whether as a Shareholder or as a Director or both) to procure (so far as he is legally able) that the relevant Group member shall observe the same.

15.5	In order to secure each Junior Manager’s obligations under clause 15.1 and (but only to the extent his obligation thereunder applies in his capacity as a Shareholder) clause 15.2, each Junior Manager hereby appoints the Company and the Investor Directors (the “Attorneys”) to act as his attorney, or, failing which, his agent, with authority in that Manager’s name and on his behalf to consent to the holding of any meetings of the Company or of any classes of its shareholders at short notice, to attend and vote at any meeting of the Company or of any class of its shareholders including at any adjournment of any such meeting and to sign any written resolutions of the Company or of any class of its shareholders as are required to implement any resolution pursuant to and in accordance with the terms of clauses 15.1 and 15.2.

15.6	Each Junior Manager hereby declares that the power of attorney set out in clause 15.5 is conclusive and binding on him and such Manager hereby undertakes at all times hereafter to ratify and confirm whatsoever the Attorneys shall lawfully do or cause to be done by virtue of this power of attorney.

15.7	Each Junior Manager declares that the power of attorney set out in clause 15.5 having been given by such Manager to the Attorneys to secure the Manager’s obligations under clauses

15.8	and 15.4, shall be given by way of security and shall be irrevocable in accordance with section 4 of the Powers of Attorney Act 1971.

16	DEED OF ADHERENCE

No allotment or transfer without a Deed of Adherence

16.1	A person (who is not already a party) acquiring any Shares (whether by allotment, issue, transfer or transmission) must not be registered as the holder of those Shares unless and until that person has entered into and delivered to the Board a Deed of Adherence in a legally binding manner and a party transferring any Shares shall procure that the transferee (if not already a party), by the time of transfer, enters into and delivers a Deed of Adherence.

Designation as Manager or Investor

16.2	A person (other than a Manager) who enters into a Deed of Adherence because that person acquires Shares from a Vintage Investor, a Nova Investor or Founder Investor as the case may be must be designated by the Deed of Adherence as a Vintage Investor, a Nova Investor or Founder Investor as the case may be. A person (other than an Investor) who enters into a Deed of Adherence because that person acquires Shares from a Manager (or Junior Manager), his Permitted Individual Trustee or an entity to whom Shares have been transferred pursuant to Article 50 (Permitted Transfers) must be designated in the Deed of Adherence as a Manager (or Junior Manager, as applicable). A subscriber for new Shares shall be designated in the manner determined by the Investor Representatives.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Benefit and burden of Agreement

16.3	A person who has entered into a Deed of Adherence pursuant to this Agreement has the benefit of, and is subject to the burden of, all the provisions of this Agreement as if that person is a party to this Agreement in the capacity designated in the Deed of Adherence (except that if that person is designated as a Manager that person is not liable under the Warranties), and this Agreement shall be interpreted accordingly.

16.4	Without limiting the general nature of clause 16.3, a person designated as an Investor in a Deed of Adherence is entitled to the benefit of all representations, warranties (including the Warranties) and undertakings given to the Investors in or pursuant to this Agreement provided that nothing in this clause 16.4 is construed as requiring a party to perform again an obligation or discharge again a liability already performed or discharged or entitling a party to receive again a benefit already enjoyed.

17	FEES AND COSTS

Own costs

17.1	Subject to the other provisions of this Agreement and except as otherwise stated in the Funds Flow Statement (which the Managers may amend prior to Completion with Investor Consent (such consent not to be unreasonably withheld, delayed or conditioned)), each party will bear its own costs and expenses in connection with this Agreement.

Other Costs

17.2	Except as otherwise stated in the Funds Flow Statement, the Company must, to the extent lawful, pay on demand:

(a)	all reasonable legal, accounting commercial, financial, tax, insurance and other professional fees (together with value added tax on them) incurred by the Investors in connection with the investigation of the affairs of the Target Companies and the negotiation, preparation of the Sale and Purchase Agreement, the articles of association of the relevant Group members and all ancillary documentation;

(b)	all reasonable fees and expenses including, without limitation any arrangement or other fees (together with value added tax on them) incurred by the Investors and the Group in connection with the negotiation, preparation or subsequent variation of the Finance Documents and the drawdown of funds under the Finance Documents;

(c)	all reasonable expenses including, without limitation, legal, accounting and other professional fees (together with value added tax on them) incurred by the Investors in connection with the negotiation and preparation of or any subsequent variation of this Agreement, the Articles and all ancillary documentation and any consent or approval required under any such document; and

(d)	all reasonable expenses (including, without limitation, legal, accounting and other professional fees) together with value added tax on them, incurred by the Investors in connection with the registration, preservation or enforcement of any of its rights under this Agreement or the Articles.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

18	MANAGERS’ TAXATION

Unless otherwise agreed with Investor Consent, the following provisions shall apply as regards securities or shares in any Group member held by or on behalf of any of the Managers or any person to whom such securities or shares have been transferred under Article 50 (Permitted Transfers) (a “Permitted Transferee”):

(a)	each such Shareholder (other than a Permitted Transferee who is an associated person) (an “Electing Shareholder”) who, subscribes for, or otherwise acquires, any shares in any Group member (whether that date is prior to, on or after Completion), hereby undertakes that he shall enter into an election with his employing company pursuant to section 431(1) ITEPA (or any substantially similar election in any jurisdiction outside the United Kingdom), in the form prescribed by the relevant Taxation Authority (the “Election”) no later than 14 days after the subscription or acquisition of such shares or securities or such shorter or longer period as the relevant Taxation Authority may direct; and

(b)	each Electing Shareholder shall provide to the Company (or his employer Group member if different) such information as it shall require for the purposes of fulfilling its obligations under this clause 18.

19	RIGHTS UNDER TRANSACTION DOCUMENTS

19.1	Each of the Senior Managers and the Company shall, as soon as reasonably practicable (following them becoming so aware), notify the Vintage Investors’ Representative in writing of any claim which the Company is entitled to bring against any Seller (as defined in the Sale and Purchase Agreement) and/or any Senior Manager and which arises pursuant to the Sale and Purchase Agreement (an “SPA Claim”) and/or the Deed of Covenant (a “Deed of Covenant Claim”) and provide the Vintage Investors (insofar as they are reasonably able) with written particulars of any matters connected with or arising out of an actual or potential SPA Claim and/or Deed of Covenant Claim (or its conduct).

19.2	The Senior Managers and the Company shall consult with the Vintage Investors’ Representative in relation to an SPA Claim and/or a Deed of Covenant Claim in order to establish s strategy in order to deal with the relevant SPA Claim and/or Deed of Covenant Claim.

19.3	The Company shall procure that the conduct, negotiation, settlement and/or litigation of such claim is carried out in accordance with the reasonable instructions of the Vintage Investors’ Representatives who shall act in good faith and having regard to the nature and materiality of the circumstances giving rise to the relevant claim.

19.4	The Company shall not agree to compromise or settle any such relevant claim without the consent of the Vintage Investors’ Representatives (such consent not to be unreasonably withheld or delayed) providing that nothing contained in the claim shall prohibit the Company agreeing any compromise or settlement of any such claim.

20	CONFIDENTIALITY

20.1	To the extent clause 8.7 does not apply and for as long as a party is a Shareholder each party will, and will procure that each of its Affiliates will, for a period of three years following the date it ceases to be a Shareholder only use any information relating to another party or to a Group member which was acquired by that party as a Shareholder in connection with the transaction and its investment, and will cause all information so obtained by it or its Affiliates which is not publicly available to be treated as confidential, provided that nothing in this clause 20 will prevent the Investors disclosing such information in such manner as the Investors may determine is appropriate in connection with an Exit or a proposed Exit, so long as the recipient of any such information is subjected to such confidentiality obligations which the Investors acting reasonably may require.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

20.2	Notwithstanding any other provision of this agreement, the Vintage Investors and the Founder Investor shall be permitted to share any information referred to in clause 20.1 with its direct or indirect members, partners, directors, trustees, Affiliates and other participants on a confidential basis and to any potential direct or indirect providers of equity or debt financing (including, for the avoidance of doubt, the providers of financing to any direct or indirect members of the Vintage investors and the Founder Investor) on a confidential basis.

20.3	The obligations of confidentiality in clause 20.1 do not apply to information which, after the Signing Date:

(a)	is or becomes generally available to the public;

(b)	is required to be disclosed to a competent tribunal or government agency or other regulatory body (including pursuant to a subpoena, civil investigative demand or similar process);

(c)	is required to be disclosed pursuant to an order, statute, rule or other legal requirement promulgated or imposed by a court or by a judicial, regulatory, self-regulatory or legislative body, organisation, agency or committee;

(d)	is required to be otherwise disclosed in connection with any judicial or administrative proceeding (including, in response to oral questions, interrogatories or requests for information or other documents); or

(e)	disclosed pursuant to clause 10 of this Agreement.

21	PUBLICITY

A press release or other external media communication to be made by a party relating to the Acquisition or the investment in the Company by the Investors, may only be made with the prior written approval of the Investors.

22	NOTICES

22.1	A notice or other communication given under this Agreement must be in writing in English, and signed by or on behalf of the person giving it and marked for the attention of the addressee’s authorised recipient and is deemed to have been duly served on, given to or made in relation to a party if it is left at the authorised address of that party, posted by first class post (to a United Kingdom address) or by recognised international courier (to a non-United Kingdom address) to the authorised address of that party, and if:

(a)	personally delivered, it is deemed to have been received at the time of delivery;

(b)	posted to a United Kingdom address, it is deemed to have been received on the second Business Day after the date of posting; or

(c)	posted to a non-United Kingdom address, it is deemed to have been received on the fifth Business Day after the date of posting,

provided that where, in the case of delivery by hand, delivery occurs after 6.00 pm on a Business Day or at any time on a day which is not a Business Day, receipt shall be deemed to occur at 9.00 am on the next following Business Day.

22.2	For the purpose of clause 22.1 the authorised address and authorised recipient of each party is the address set out in Part A of Schedule 2 or in the Deed of Adherence (as the case may be) or such other address as that party may notify to the others in writing (in accordance with the requirements of clause 22.1) from time to time.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

23	TRANSFER OF RIGHTS AND OBLIGATIONS

Generally no assignment

23.1	Except as otherwise provided in this Agreement, no party may assign or in any other way dispose of any of its rights or obligations under this Agreement without the prior written consent of all the other parties to this Agreement.

Transfer of rights and obligations to permitted transferees

23.2	Rights under this Agreement may be assigned (and obligations novated) to a person to whom transfers are otherwise permitted in accordance with Article 50 (Permitted Transfers) without the consent of any other party.

24	ENTIRE AGREEMENT, AMENDMENT AND TERMINATION

Entire agreement

24.1	This Agreement constitutes the entire agreement between the parties in respect of the subject matter of this agreement.

24.2	Subject to clause 24.3:

(a)	this agreement supersedes and extinguish any representations and/or warranties previously given or made;

(b)	each of the parties acknowledges to the others (and shall execute this Agreement in reliance upon such acknowledgement) that it has not been induced to enter into this Agreement by, nor relied upon, any representation or warranty other than the representations and/or warranties contained in this Agreement and/or the Deed of Covenant and/or the Sale and Purchase Agreement;

(c)	each party irrevocably and unconditionally waives any right which it may have to claim damages in respect of, or to rescind, this agreement by reason of any misrepresentation whatsoever or by reason of any warranty not set out in this Agreement or in any such document;

(d)	the only remedy available for breach of any of the Warranties or for breach of any of the warranties or representations set out in the documents in the agreed form shall be for damages for breach of contract under the terms of the relevant document.

24.3	Nothing in this clause 24.3 shall exclude any liability which any party would otherwise have to any other party, or any right which any of them may have to rescind this agreement in respect of statements made fraudulently by any other party prior to the execution of this agreement, or any rights which any of them may have in respect of fraudulent concealment by any other party.

24.4	Each of the parties acknowledges and agrees for the purposes of the Misrepresentation Act 1967 and the Unfair Contract Terms Act 1977 that the provisions of clauses 24.1 to 24.3 inclusive are reasonable.

Amendment

24.5	No amendment, change or addition to this Agreement is effective or binding on a party unless in writing and executed by all of the parties except that amendments to this Agreement may be made by the written agreement of the Investors without the involvement or agreement of the other parties to this Agreement provided that the effect or application of such amendment does not and could not increase the liability or potential liability or affect the rights of any other party to this Agreement whose consent or agreement to such amendment is not obtained.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

24.6	If an amendment to the Articles is passed by A Ordinary Shareholder resolution resulting in an inconsistency between the Articles and this Agreement, then this Agreement shall, subject to clause 25.3, be amended by the written agreement of the Vintage Investors and the Founder Investor to reflect that amendment to the Articles.

Termination

24.7	On an Exit the provisions of this Agreement cease to have effect except that each party’s accrued rights and obligations are not affected.

24.8	When a Manager ceases to be an employee of a Group member that Manager ceases to be a party to this Agreement (and the definition of “Manager” no longer includes that person) except that:

(a)	clauses 6 (Warranties), 8 (Managers’ undertakings), 14 (Share Transfers) 15 (Compliance Covenants) and 20 (Confidentiality) continue to bind that Manager; and

(b)	that Manager’s accrued rights and obligations are not affected.

24.9	When an Investor ceases (or the person holding those Shares or other securities in the capital of a Group member for an Investor ceases) to hold Shares or other securities in the capital of a Group member, such Investor ceases to be a party to this Agreement (and the definition of “Investors” no longer includes that person) except that its accrued rights and obligations are not affected.

25	MISCELLANEOUS

Further assurance

25.1	Each party must, and must use all reasonable efforts to procure that any other person will:

(a)	do all such further acts and things;

(b)	execute and perform such further deeds and documents; and

(c)	give such further assurances,

in each case as may reasonably be required to give effect to this Agreement.

Vote to achieve effect of Agreement

25.2	Each party other than the Company (and the Company in relation to votes it controls at board or general meetings of other Group members only) undertakes to each other party at all times to:

(a)	exercise the votes that it or he controls at general meetings and/or board meetings of a Group member; and/or

(b)	in the case of each Manager, exercise his powers as an employee of a Group member,

to give effect to this Agreement and to procure that the Company complies with this Agreement and the Articles. In particular, but without limitation, each party (other than the Company) agrees to procure that no person is registered as the legal holder of Shares except according to this Agreement and the Articles.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Conflict with articles

25.3	Where the provisions of the Articles or the articles of another Group member conflict with a provision of this Agreement, each party (other than the Company) agrees (and the Company agrees, in relation only to the articles of association of other Group members) that the provisions of this Agreement prevail, to the extent that, if the Investors so require, each party shall procure the amendment of the Articles or the articles of association of the relevant Group member to the extent required to enable the Group to be administered as provided in this Agreement.

Unlawful fetter

25.4	No Group member is bound by a provision of this Agreement to the extent it constitutes an unlawful fetter on any of its statutory powers, but that provision remains valid and binding as regards each other party to which it is expressed to apply.

Successors and assigns bound

25.5	This Agreement is binding on each party’s successors in title or assigns or (in the case of a party who is an individual) his personal representatives, but such a person is not entitled to the benefit of its provisions unless that person has entered into a Deed of Adherence.

No partnership or agency

25.6	This Agreement is not to be construed as creating a partnership or an agency (except to the extent expressly described) relationship between any of the parties.

Survival beyond Completion

25.7	Each obligation and undertaking given by each party under this Agreement and each right of each Investor in respect of the Warranties continues in full force and effect notwithstanding Completion.

Counterparts

25.8	This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original, but all of which when taken together constitute a single instrument.

Indulgence

25.9	No relaxation, forbearance, indulgence or delay (together “Indulgence”) of a party in exercising a right under this Agreement is to be construed as a waiver of that right and does not affect the ability of that party subsequently to exercise that right or to pursue a remedy in respect of it, nor does any Indulgence constitute a waiver of any other right.

Waiver for permitted Share issues

25.10	Each party waives any rights conferred or to be conferred on it or him under the Articles in connection with the allotment and issue of any Shares pursuant to this Agreement (including pursuant to clause 11.5) and undertakes to take such steps as are from time to time within his power to enable such allotments and issues to be made.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Compromise

25.11	Except where a clause makes a contrary express provision:

(a)	a liability to the Investors may be released or compromised, wholly or partially, and any time or Indulgence may be given, by the Investors to any person (a “Recipient”) in writing in the Investors’ absolute discretion without prejudicing or otherwise affecting their rights and remedies against any other person, whether that other person is under the same or similar liability, including a liability held with the Recipient; and

(b)	each party is responsible only for its own acts and defaults, and has no liability for the act or default of any other party.

Nominee holdings

25.12	A party whose Shares are held by a wholly-owned subsidiary nominee, trustee or custodian who is not party to this Agreement undertakes to each other party to procure that that wholly- owned subsidiary nominee, trustee or custodian observes the provisions of this Agreement which would be binding on it if it were named in this Agreement as an Investor (in the case of such a person holding Shares for an Investor) or a Manager (in the case of such person holding Shares for a Manager).

26	THIRD PARTY RIGHTS

Exclusion of Contracts (Rights of Third Parties) Act 1999, subject to exceptions

26.1	Except as provided in clause 26.2, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce this Agreement. This clause

26.2	does not affect a right or remedy of a person which exists or is available otherwise than pursuant to that act.

Exceptions to exclusion of Contracts (Rights of Third Parties) Act 1999

26.3	The following persons (each a “Third Party”) may enforce the following terms of this Agreement subject to and in accordance with the terms of this Agreement and the Contracts (Rights of Third Parties) Act 1999:

(a)	each of the Investor Representatives and each Investor Director is entitled to enforce clauses 7 and 12.3 to the extent that such clauses relate to that person in accordance with the Contracts (Rights of Third Parties) Act 1999;

(b)	each Affiliate of a Shareholder or of the Investors is entitled to enforce clause 7 to the extent that that clause relates to that Affiliate in accordance with the Contracts (Rights of Third Parties) Act 1999; and

(c)	a person to whom rights have been assigned in accordance with this Agreement may in its own right enforce those rights.

Termination and variation without Third Party permission

26.4	This Agreement may be rescinded or terminated and a term may be amended or waived without the permission of a Third Party even if that takes away a right which the Third Party would otherwise have.

Assignment of rights under Contracts (Rights of Third Parties) Act 1999

26.5	No Third Party may, assign, charge or otherwise dispose of any of its rights under this Agreement or grant or create any third party interest in its rights under this Agreement (including holding an interest on trust for another).

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

27	GOVERNING LAW AND JURISDICTION

27.1	This Agreement (together with all documents to be entered into pursuant to it which are not expressed to be governed by another law) and all matters (including without limitation, any contractual or non-contractual obligation) arising from or in connection with it are governed by, and to be construed and take effect in accordance with, English law.

27.2	The courts of England have exclusive jurisdiction to settle any claim, dispute or matter of difference which may arise out of or in connection with this Agreement (including without limitation claims for set-off or counterclaim) or the legal relationships established by this Agreement.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

IN WITNESS WHEREOF this Agreement has been executed as a Deed and delivered on the date hereof.

EXECUTED as a DEED by CorpAcq Holdings Limited acting by Simon Orange, a director, in the presence of:	) ) ) )
/s/ Simon Orange
Director

Signature of witness:

Name of witness:

Address of witness:

Occupation of witness:

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

EXECUTED as a DEED by PES Chasewater Holdings LP, acting by its investment manager, Goldman Sachs Asset Management, L.P., acting by its authorized signatory, [***]	) ) ) ) )
[***]
Authorized signatory

EXECUTED as a DEED by PES Employee AB LLC, acting by its investment manager, Goldman Sachs Asset Management, L.P., acting by its authorized signatory, [***]:	) ) ) ) )
[***]
Authorized signatory

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

EXECUTED as a DEED by Nova Capital GP Investments XV LP acting by its general partner, Nova (GP) Scotland Limited, in the presence of:	) ) ) ) ) )
[***]
Director

Signature of witness:		[***]

Name of witness:		[***]

Address of witness:		[***]

Occupation of witness:		[***]

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

EXECUTED as a DEED by Orange UK Holdings Limited acting by Simon Sebastian Orange in the presence of:	) ) ) ) )
/s/ Simon Orange
Director

Signature of witness:		[***]

Name of witness:		[***]

Address of witness:		[***]

Occupation of witness:		[***]

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

EXECUTED as a DEED by Simon Sebastian Orange in the presence of:	) ) ) )
/s/ Simon Sebastian Orange
Simon Sebastian Orange

Signature of witness:		[***]

Name of witness:		[***]

Address of witness:		[***]

Occupation of witness:		[***]

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

EXECUTED as a DEED by David Robert Martin in the presence of:	) ) ) )
/s/ David Robert Martin
David Robert Martin

Signature of witness:		[***]

Name of witness:		[***]

Address of witness:		[***]

Occupation of witness:		[***]

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

EXECUTED as a DEED by Nicholas Cattell in the presence of:	) ) ) )
/s/ Nicholas Cattell
Nicholas Cattell

Signature of witness:		[***]

Name of witness:		[***]

Address of witness:		[***]

Occupation of witness:		[***]

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SCHEDULE 1

THE MANAGERS

(1) Name of Manager	(2) Address	(3) Email Address
Simon Sebastian Orange	[***]	[***]
David Robert Martin	[***]	[***]
Nicholas Cattell	[***]	[***]

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SCHEDULE 2

PART A

THE INVESTORS

THE FOUNDER INVESTOR

Name and address
Orange UK Holdings Limited of 1 Goose Green, Altrincham, United Kingdom, WA14 1DW [***] [***]

THE NOVA INVESTOR

Name and address

Nova Capital GP Investments XV LP of 50 Lothian Road, Festival Square, Edinburgh, EH3 9WJ, acting by its general partner, Nova (GP) Scotland Limited, of 50 Lothian Road, Festival Square, Edinburgh, EH3 9WJ

[***]

[***]

THE VINTAGE INVESTORS

Name and address

PES Chasewater Holdings LP of c/o Goldman Sachs Asset Management, L.P. 200 West Street, New York, NY 10282

PES Employee AB LLC of c/o Goldman Sachs Asset Management, L.P. 200 West Street, New York, NY 10282

[***]

[***]

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

PART B

SHAREHOLDING OF FOUNDER INVESTOR

(1) Name of Shareholder	(2) Number of A1 Ordinary Shares subscribed for at £0.10 each	(3) Number of Preference Shares subscribed for at £1.00 each	(4) Total Cash Subscription Amount
Orange UK Holdings Limited	-	30,000,000	£30,000,000

PART C

SHAREHOLDING OF NOVA INVESTOR

(1) Name of Shareholder	(2) Number of A1 Ordinary Shares subscribed for at £0.10 each	(3) Number of C Ordinary Shares subscribed for at £0.001 each	(4) Number of Preference Shares subscribed for at £1.00 each	(5) Total Cash Subscription Amount
Nova Capital GP Investments XV LP acting by its general partner, Nova (GP) Scotland Limited	5,000,000	1,000	2,000,000	£2,500,001.00

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

PART D

SHAREHOLDING OF VINTAGE INVESTORS

(1) Name of Shareholder	(2) Number of A1 Ordinary Shares subscribed for at £0.10 each	(3) Number of D Ordinary Shares subscribed for at £0.10 each	(4) Number of Preference Shares subscribed for at £1.00 each	(5) Total Cash Subscription Amount
PES Chasewater Holdings LP	-	1	73,276,800	£68,391,680.10
PES Employee AB LLC	-	1	1,723,200	£1,608,320.10
TOTAL	-	2	75,000,000	£70,000,000.20

PART E

SHAREHOLDING OF MINORITY INVESTORS

(1) Name of Shareholder	(2) Number of A2 Ordinary Shares subscribed for at £0.10 each	(3) Total Cash Subscription Amount
Ian Wareing	[***]	[***]
Joseph Nehomai	[***]	[***]
Phil Milward	[***]	[***]
Leon Milns	[***]	[***]
Felix Milns	[***]	[***]
TOTAL	27,000,000	£2,700,000

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SCHEDULE 3

THE COMPANY

1	Name	:	CorpAcq Holdings Limited

2	Date of Incorporation	:	20 October 2021

3	Country of Incorporation	:	England & Wales

4	Type of company	:	Private Limited Company

5	Registered number	:	13690959

6	Registered office	:	CorpAcq House, 1 Goose Green, Altrincham, United Kingdom, WA14 1DW

7	Directors	:	Simon Sebastian Orange Nicholas James Cattell

8	Subsidiary undertakings (direct and indirect) at the date of this Agreement	:	As set out in the Legal DD Report

9	Issued share capital at the date of this Agreement:

	Name and address of registered holder Orange UK Holdings Limited	Number and class of Shares held 1 ordinary share of £1.00

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SCHEDULE 4

CONDITIONS

1.	The Sale and Purchase Agreement becoming unconditional in all respects save only to the extent that such documents do not become unconditional due solely to this Agreement not being unconditional in all respects or otherwise relating to completion of this Agreement.

2.	The Amendment and Restatement Agreement (of the Alcentra Facility Agreement) becoming unconditional in all respects save only to the extent that such documents do not become unconditional due solely to this Agreement not being unconditional in all respects or otherwise relating to completion of this Agreement.

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SCHEDULE 5

COMPLETION MATTERS

1	A meeting of the Board at which the following matters shall be approved:

(a)	a special resolution to adopt the Articles, and, subject to such approval, the adoption of the Articles;

(b)	the acceptance of the subscriptions for Shares referred to in clause 2 and the allotment and issue of such Shares to each subscriber, the allotment and issue fully paid of any consideration shares to be allotted and issued under the terms of the Sale and Purchase Agreement, and the entry of the relevant names in the register of members of the Company;

(c)	approval of the Employment Agreements and the execution of the Employment Agreements by the relevant Group member;

(d)	to the extent not already appointed, the appointment of David Martin and Nicholas Cattell as directors of the Company.

2	A special resolution of the eligible members of the Company shall be approved resolving to adopt the Articles and any other shareholder resolution to approve any of the matters set forth in paragraph 1 otherwise requiring shareholder approval;

3	Immediately after completion of the meetings and resolutions referred to in paragraphs 1 and 2 above, the Company shall deliver to the Investor Representatives copies of such minutes and resolutions.

4	Each Senior Manager and the Founder Investor shall deliver to the Company (or relevant Group member) his or its duly executed Employment Agreement (and shall procure that each of Nicholas Cattell, Stephen Scott and David Martin duly executes his respective Employment Agreement).

5	The Company shall enter into and complete the Nova Management Services Agreement and deliver to Nova an executed version of the same.

6	The Company shall enter into and complete the CorpAcq Management Services Agreement.

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SCHEDULE 6

WARRANTIES

PART 1

1	The Initial Business Plan

(a)	So far as the Managers are aware the information contained in the Initial Business Plan (in so far as such information does not represent an opinion, intention, projection or forecast) was true and accurate in all material respects as of its date.

2	Each opinion, intention, projection and forecast contained in the Initial Business Plan attributed to the Managers, and each assumption on which it is based:

(a)	is made or given in good faith and, after reasonable consideration of the of the relevant circumstances, by the Manager;

(b)	genuinely reflects the Manager’s views.

3	So far as the Managers are aware and having regard to the fact that the Initial Business Plan is a forecast and does not take account of any potential liabilities arising in respect of the S455 Liabilities, the Initial Business Plan does not omit any fact, matter or circumstance known to, or opinion held by, the Manager the omission of which would render the Initial Business Plan misleading in any material respect.

4	So far as the Managers are aware, nothing other than them becoming aware of the S455 Liabilities has occurred since the date of the Initial Business Plan which:

(a)	renders any of the information contained in it false or misleading in any material respect; or

(b)	results in any opinion, intention, projection or forecast contained in the Initial Business Plan being materially adversely affected.

5	Reports

(a)	The Managers have read each of the Reports and so far as the Managers are aware without having to make enquiries (other than of each other) the factual information contained in the Reports is true and accurate in all material respects and not misleading either by inclusion or omission as at the date of this Agreement.

(b)	In so far as any opinions contained in the Reports are attributable to a Manager, such opinions represent the loosely held beliefs of the relevant Manager as at the date of this Agreement.

6	Miscellaneous

(a)	So far as the Managers are aware, without having to make enquiries, no Group member nor any of their respective officers, employees, representatives or agents have either in private business dealings or in dealings with the public/government sector directly or indirectly given, offered or received or agreed (either themselves or in agreement with others) to offer, give or receive any bribe or committed or attempted to commit (either themselves or in agreement with others) any other corrupt act whether in the United Kingdom or elsewhere in the world.

(b)	So far as the Managers are aware, without having to make enquiries, no Group member nor any of their respective officers, employees or agents (in relation to the affairs of the Group or the affairs of the customers or suppliers or contacts of the Group) has, whether acting as principal or agent, received, agreed or attempted to receive the proceeds of or profits from a crime or agreed to assist any person to retain the benefits of a crime.

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(c)	So far as the Managers are aware, without having to make enquiries, no Group member has carried on any business, whether directly or indirectly, with any person resident in any of Cuba, Sudan, North Korea or Iran (the “Sanctioned Countries”) or so far as the Managers are aware with any entity (wherever resident) which is owned or controlled by the Government of a Sanctioned Country nor has any Group member facilitated any such business. For the purposes of this Warranty, “business” includes the trading in goods, services or technology and the making of any commitment or contribution of funds or other assets or a loan or other extension of credit.

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

PART 2

1	Managers

(a)	A Manager has never been charged with or convicted of a criminal offence (other than a road traffic offence for which no custodial sentence was imposed), nor have any bankruptcy or equivalent proceedings or proceedings for disqualification as a director been brought against him, nor is he aware of any circumstances which he believes may give rise to any such proceedings.

(b)	There is no agreement or arrangement or understanding under which a Manager, or so far as he is aware, a person connected with him, is to receive from any person a fee, brokerage, commission or bonus in connection with this Agreement or the Sale and Purchase Agreement (or the transactions contemplated by either of them).

(c)	Other than in respect of the SSO Consulting Investigation, a Manager is not engaged or, so far as a Manager is aware, threatened against him any litigation, claim or proceedings and, so far as a Manager is aware, there are no circumstances likely to give rise to any such litigation, claim or proceedings.

(d)	No Manager, so far as such Manager is aware, is under an obligation or duty to any person which could:

(i)	prevent or restrict him from being involved in a Relevant Capacity (as defined below) in any part of the business of the Company or a Group member;

(ii)	prevent or restrict any member of the Company or a Group member from doing business with a person which is or might otherwise be its customer or supplier or the provider of services to it; or

(iii)	require him or any other person to give any account of profits or render him or any other person liable in damages such that his ability to: (i) carry out his obligations under this Agreement; and (ii) perform his duties under his Employment Agreement and/or statutory and fiduciary duties as a director of a Group member are impaired., and for the purposes of this Warranty “Relevant Capacity” means being engaged, concerned or interested howsoever on behalf of any member of the Group or a Target Company in connection with any of its businesses, whether directly or through any other person and whether as a Shareholder, subcontractor, proprietor, secretary, manager, principal, partner, director, employee, consultant or otherwise.

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SCHEDULE 7

WARRANTY LIMITATIONS

1	Time limits

(a)	The Warrantors are not liable for a claim under the Warranties set out in Part 1 of Schedule 6 unless written notice of the claim (containing reasonable details of the grounds on which the claim is made and, to the extent possible, the amount claimed) has been given to the Warrantors by or on behalf of the Investors on or before the expiry of twenty months immediately following the Signing Date.

(b)	A claim is deemed to be withdrawn (if it has not been previously satisfied, settled or withdrawn) unless legal proceedings in respect of it have been commenced and served on or before the expiry of nine months immediately following the notification of the claim provided that if the notified claim relates to a matter that is contingent the nine month period will not begin until the matter has become actual and the claim and the Investors’ loss is quantifiable.

2	Upper limits

The aggregate liability of each Warrantor for all claims under the Warranties set out in Part 1 of Schedule 6 is limited in:

(a)	In the case of David Robert Martin an amount equal to 1 times his gross annual basic salary

(b)	In the case of Simon Sebastian Orange an amount equal to £500,000.

3	Lower limits

(a)	The Warrantors are not liable for a claim under the Warranties set out in Part 1 of Schedule 6 unless each claim exceeds £100,000 (“De Minimis Claim Level”) and no claim below De Minimis Claim Level shall count towards the Threshold other than those arising out of the same series of facts and events.

(b)	The Warrantors are not liable for a claim under the Warranties set out in Part 1 of Schedule 6 unless the aggregate amount of claims exceeding the De Minimis Claim Level against all or any of the Senior Managers, when taken together with the amount of all other claims against all or any of the Warrantors (including, without limitation, settled claims), exceeds £500,000 (the “Threshold”) in which event the Warrantors will together, subject to the other limits contained in this Agreement, be liable for the whole of such aggregate amount and not merely for the amount in excess of the Threshold.

4	Double recovery

The Investors are not entitled to recover more than once in respect of the same loss arising from a breach of any of the Warranties.

5	Changes on and/or after the Signing Date

(a)	The Warrantors are not liable for a claim under the Warranties set out in Part 1 of Schedule 6 to the extent that it arises, or is increased or extended by:

(i)	a change to legislation, rule, regulation or interpretation of the law, an increase in rates of taxation or a change in the published practice of a revenue authority, in each case made on and/or after the Signing Date;

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(ii)	a change in the accounting reference date of a Target Company made on and/or after the Signing Date to the extent not envisaged or not taken into account in the preparation of the Initial Business Plan; or

(iii)	a change in an accounting policy or practice of a Target Company made on and/or after the Signing Date to the extent not envisaged or taken into account in the preparation of the Initial Business Plan except where such change is required to conform such policy or practice with generally accepted policies or practices or where such change is necessary to correct an improper policy or practice.

(iv)	any reorganisation or change in ownership of the Company or any Group Member on or after the Signing Date;

(v)	any voluntary act or deliberate omission of the Company (or any persons deriving title from it) or any Group Member after the Signing Date done or suffered outside the ordinary course of business and other than:

(A)	pursuant to a legally binding obligation entered into by the Company or any Group Member before the Signing Date; or

(B)	in order to comply with any law; or

(C)	at the written request of the Managers after Completion; or

6	Reimbursement of claims

If, after a Warrantor has made a payment in respect of a claim under the Warranties set out in Part 1 of Schedule 6, the recipient of that payment becomes entitled to recover (and recovers) from a third party (excluding another Manager) (whether by payment, discount, credit, relief or otherwise) a sum which is referable to that payment (the “Recovery Amount”) then, provided no further payment by a Warrantor in respect of the same claim is outstanding at that time, the Investors will immediately repay (or procure the repayment of) to the relevant Warrantor such percentage of the Recovery Amount that equates to the percentage paid by that Warrantor of the overall payment made in respect of the claim (less costs of recovery and tax incurred by the recipient) as does not exceed the sum paid by that Warrantor.

7	Claims under the Sale and Purchase Agreement

The Warrantors are not liable for a claim under the Warranties set out in Part 1 of Schedule 6 to the extent that their liability arises as a result of matters or circumstances in respect of which there is a right of recovery under the Sale and Purchase Agreement until such time as the right of recovery has been exhausted under the Sale and Purchase Agreement.

8	Investor consents

The Warrantors are not liable in respect of a claim under the Warranties set out in Part 1 of Schedule 6 to the extent that it arises, or is increased or extended by an action, or an omission to take action, by a Group member taken, or not taken, at the written request of the Investors or an Investor Director appointed by the Investors or with the written consent of the Investors or an Investor Director appointed by the Investors.

9	Contingent liability

If a claim under the Warranties set out in Part 1 of Schedule 6 arises by reason of some liability which at the time that the claim is notified to the Warrantors is contingent only, the Warrantors are not under any obligation to make payment in relation to that claim until such time as such contingent liability ceases to be contingent and a notice served under paragraph 1(a) in respect of a contingent matter continues to be and is valid notice for the purpose of paragraph 1(a).

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

10	Death

The liability of a Manager for a claim under the Warranties set out in Schedule 6 ceases on the death of that Manager.

11	Disclosure of Reports

The Warrantors are not liable for any claim under the Warranties set out in Part 1 of Schedule 6 to the extent that the subject matter of such claim is fairly disclosed in the Initial Business Plan or the Reports.

12	Insurance

If, in respect of any matter which would give rise to a claim, any company in the Group is entitled to make a claim under any policy of insurance, then no such matter shall be the subject of a claim and no claim shall lie unless and until the relevant company has made a claim against its insurers. Liability in respect of any such claim shall then be reduced by the amount recovered under such policy of insurance (less all reasonable costs, charges and expenses incurred by the Group in recovering that sum from its insurers), or extinguished if the amount recovered exceeds the amount of the claim.

13	Remedy of claims

The Managers are not liable for any claim if the alleged breach which is the subject of the claim is capable of remedy and, with the consent of an Investor Director, is remedied to the reasonable satisfaction of the Investors within 20 Business Days of the date on which the notice in paragraph 1(a) above is received by the Managers or the Investor Director’s consent is given pursuant to this paragraph 13 (whichever is the later).

14	Investors’ actual knowledge

The Managers shall not be liable under this Agreement in respect of any claim to the extent that the facts giving rise to the relevant claim were within the actual knowledge of the Key Employees at the date of this Agreement.

15	Mitigation

Nothing in this schedule 7 will in any way restrict or limit the Company’s or the Investor’s common law duty (to the extent such duty applies) to mitigate its loss with respect to any claims under the warranties.

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SCHEDULE 8

PROVISION OF INFORMATION

Annual Audited Accounts

1	Audited accounts for each Group member (except for those which are dormant) (and audited consolidated accounts for the Company) in each case complying with the Companies Act 2006 shall be delivered to the Investors within 165 days from the end of the relevant financial year.

Annual Business Plan

2	At least 30 days following the beginning of each financial year of the Company, commencing with the financial year beginning 1 January 2023, the Company shall prepare and submit to the Investors a business plan for the Group for that forthcoming financial year (the “Annual Business Plan”) and for the forthcoming three financial years (together with the Annual Business Plan, the “Business Plans”). The Business Plans shall contain such information and be in such form, as the Investors require from time to time and, unless the Investors direct otherwise, it shall contain:

(a)	a statement of business objectives (as reasonably determined by the CEO and CFO in their sole discretion) and the proposed method of achieving them insofar as reasonably required by the Investors; and

(b)	itemised individual and consolidated revenue, expense, cash flow and capital budgets each of which shall:

(i)	be broken down according to the principal divisions of the Group, each division being analysed by sector and service area;

(ii)	show proposed trading and cash flow figures and all material proposed acquisitions, disposals and other commitments for the financial year;

(iii)	be broken down into monthly statements (or statements for such lesser period as may be required or approved);

(iv)	include like-for-like comparisons to the financial performance in the prior financial year; and

(v)	include an assessment of the impact on covenants and financing.

Monthly Reporting

3	Within 30 days from the end of each month, commencing with the first calendar month ending after the date of Completion, the Company shall prepare and submit to the Investors consolidated monthly management accounts for the Group substantially in the form (and with the same or substantially the same degree of detail) set out in the CorpAcq Management Accounts for the month ended October 2021.

4	The Company shall provide (on a monthly basis) copies to the Investors of all notices, reports, presentations, minutes, contracts and other documents at the time and in the manner as they are provided to the Board and in a manner and form consistent with the provision of such information to the board of the Target in the period prior to the Signing Date.

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Other Information

5	Any information to be supplied to the agent or lenders under the Finance Documents, shall be provided to the Investors when such information is supplied to such agent or lenders under the relevant Finance Document(s).

6	The Company shall provide to the Investors (solely to the extent such minutes are produced by the relevant Group member) minutes of each:

(a)	board meeting of each Group member; and

(b)	meeting of a committee of the board of each Group member

as soon as reasonable practicable following such meeting.

7	The Investors shall promptly be provided with such other information relating to the Group as the Investors may reasonably request from time to time.

[***] and Founder Investor Specific Information

8	Promptly upon request, all information reasonably required for [***] (or the holders of interests in [***]) or Founder Investor’s tax returns, or required in order to establish any liability to tax (including any liability under section 1A(3)(c) of the Taxation of Chargeable Gains Act 1992).

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SCHEDULE 9

CONDUCT OF THE GROUP

PART 1: POSITIVE OBLIGATIONS

Corporate Matters

1	No resolution is made to place a Group member in voluntary liquidation or any analogous procedure.

Financial and Accounting Matters

2	The Company shall, and shall procure that each other Group member does, keep proper accounting records and, so far as they are legally able, in them make true and complete entries of all dealings and transactions in relation to its business.

Business Matters

3	The business of the Company and each other Group member shall be properly managed and comply, in all material respects, with all applicable laws and each Group member shall maintain all material licences, consents and authorisations of any nature whatsoever (public or private) which the Managers are aware are necessary to carry on the businesses of the Group from time to time.

4	Each Group member shall procure that the properties which are leasehold and leased or occupied by it from time to time are maintained during their respective terms in a state of repair and condition consistent with the provisions of the leases relating to them.

5	The Company shall procure that the Employee Bonuses are paid as soon as reasonably practicable following Completion.

Insurance Matters

6	Insurance cover for Group members shall be maintained at all times with a reputable insurance company against all such risks and liabilities in such manner and amounts, and on such terms and conditions, as accord with good commercial practice having regard to the businesses and assets of the Group, and in any event as reasonably required from time to time by the Investor Representatives (such insurance to include, without limiting the generality of the foregoing, cover against any liability of an Investor Director or the Chairman or any Director appointed pursuant to clauses 9.1 and 9.2 in the lawful performance of his respective duties and shall note the interests (if any) of the Investors on the relevant policy or policies).

Except as required pursuant to a Finance Document, no Group member may at any time assign, charge or otherwise dispose of any interest in any insurance policy maintained pursuant to the preceding two subparagraphs, or do or omit to do anything by which any such policy may be rendered void or unenforceable.

Other Matters

7	The Company shall comply with its material obligations under this Agreement and shall procure that each other Group member acts in the manner contemplated by this Agreement and observes and performs the material provisions of this Agreement which are to be observed and performed by that other Group member.

8	The Company shall and shall procure that each Group member implements a policy in a form acceptable to the [***] requiring the compliance by each Group member and each of their respective officers, directors, employees, agents and advisers with

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(a)	the US Foreign and Corrupt Practices Act and ancillary legislation and anti-corruption legislation in each country and/or jurisdiction in which the Group operates or intends to operate; and

(b)	any applicable requirements of any sanctions regime imposed by the USA, whether such sanctions regime is implemented under the Trading with the Enemy Act, the International Emergency Economic Powers Act or any presidential or executive order or otherwise.

U.S. TAX MATTERS

9	Controlled Foreign Corporations. The Company shall use commercially reasonable efforts to determine whether an Investor’s ownership of an interest in the Company has caused such Investor (or its direct or indirect owners) to own an interest in an entity that is a “controlled foreign corporation” as defined in Section 957 of the Internal Revenue Code of 1986, as amended (the “Code”) (a “CFC”). In the event that either the Company or an Investor determines (as applicable) that the Investor’s (or its direct or indirect owners) ownership of an interest in the Company has caused such Investor (or any of its direct or indirect owners) to own an interest in an entity that is a CFC, the Company shall (x) notify such Investor and (y) use commercially reasonable efforts to provide such Investor with such information as the Investor (or its direct or indirect owners) may reasonably require to timely file any required information returns.

10	Passive Foreign Investment Company. The Company shall (i) with respect to the Company that is, or may be, a “passive foreign investment company” as defined in Section 1297 of the Code (a “PFIC”), cause to be provided to the Vintage Investors, no later than March 15th of each year, or as soon as reasonably practicable thereafter, the PFIC Annual Information Statement which is described in U.S. Treasury Regulation Section 1.1295-1(g), and containing all the information in U.S. Treasury Regulation Section 1.1295-1(g)(1)(i), 1.1295-1(g)(1)(ii)(A), 1.1295-1(g)(1)(iii) and 1.1295-1(g)(1)(iv)(A) that is necessary for the Vintage Investors (or their direct or indirect owners) to timely make and maintain a qualified electing fund (“QEF”) election, and (ii) with respect to any other entity that is, or may be, a PFIC in which a Vintage Investor is considered an owner by virtue of its investment in the Company or any of its subsidiaries, use reasonable best efforts to cause to be provided to such Vintage Investor, no later than March 15th of each year or as soon as reasonably practicable thereafter, such information and agreements as such Vintage Investor (or its direct or indirect owners) may reasonably require to timely make and maintain a QEF election with respect to any such entity.

11	Tax Treatment. The Company shall procure that none of the Company nor any of its subsidiaries will take any action inconsistent with the treatment of the Company or any Group member as a corporation for U.S. federal income tax purposes. The Company and its subsidiaries will not elect to be treated as an entity other than a corporation for U.S. federal income tax purposes, without the unanimous consent of the Vintage Investors.

12	Tax Compliance. The Company and each Group member shall:

(a)	meet all payment, withholding, and all other Tax compliance obligations (including with respect to transfer pricing and evidentiary requirements for transfer pricing), in all material respects, as required under the laws of the jurisdictions where the Company or Group member operates;

(b)	conduct business so that it does not have a trade or business, agency, branch or a permanent establishment outside its country of incorporation;

(c)	refrain from entering into tax sharing agreements or otherwise guarantee another person’s liability with respect to Taxes, and refrain from extending any applicable statute of limitations period in respect of Taxes, without the written consent of [***]; and

(d)	provide to [***] any other information reasonably necessary for the making of any tax filings or elections.

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

PART 2: ACTIONS REQUIRING INVESTOR CONSENT

Action
1	Alter the articles of association of any Topco Group Holding Company or otherwise alter the articles any other Group member in a manner which could reasonably be expected to have a material and adverse effect on the interests held by the Investors in the Group.
2	In respect of any Topco Group Holding Company, allot or issue any shares or other securities or grant to any person any option or right to call for the issue of, any shares or other securities that rank senior (structurally or otherwise) or pari passu to the D Ordinary Share held by the Vintage Investors or the Preference Shares or the A Shares held by the Founder Investor. In respect of any Group Company, issue preferred equity instruments.
3	With respect to any Group member’s whose indebtedness or borrowing shall otherwise require Investor Consent, create or issue or allow to come into being any security interest (other than a lien on assets arising by operation of law in the ordinary course of business and securing sums not more than 30 days overdue) over any part of its property or assets or uncalled capital or create or issue any debenture otherwise than in respect of a Permitted Property Acquisition as that term is defined in the Alcentra Facility Agreement.
4	With respect to the Company only, appoint (except for the reappointment of its existing auditors) or remove its auditors.
5	With respect to the Company only, adopt a new accounting policy or practice or make a material change to any of its accounting policies and practices or its accounting reference date, except as required by law or to comply with a new accounting standard, or as may be approved by the Board.
6	Make a material variation to, or waive a material condition of, any Finance Document.
7

Except for any borrowing or indebtedness or security interest arising pursuant to the Finance Documents, with respect to any Topco Group Holding Company (or, with respect to any other Group member, excluding (A) any working capital or overdraft facilities or receivables discount factoring agreements or other similar facility agreements entered into by such Group member in the ordinary course of its trading activities or any refinancing of the foregoing or (B) any leverage or other similar acquisition financing obtained by such Group member in the ordinary course of the Group’s trading activity as an investment company and consistent with past practice or any refinancing of the foregoing (in each case other than such financing or refinancing as would result in a single lender, together with its affiliates, providing financing to such Group member together with any other Group Companies in an aggregate amount equivalent to an amount equivalent to 30% of LTM EBITDA or greater), and provided that, in each case, the relevant debt document does not permit the relevant lender to accelerate any loans that it might have granted to any other Group Companies upon the occurrence of an event of default under that or such other debt document):

(a)         borrow any money or obtain credit (other than normal trade credit);

(b)          make any other arrangement having a similar effect (including, without limitation, debt factoring, invoice discounting, hire purchase, equipment leasing, conditional or credit sales, or any off balance sheet borrowings); or

(c)           materially vary the terms of any credit arrangement.

8	With respect to any Topco Group Holding Company, make a loan or advance (other than a deposit of money with an authorised institution under the Banking Act 1987, or normal trade credit) to a person (including any loan and advance to a person connected with that person) which would otherwise exceed the relevant thresholds set forth in the Finance Documents.

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

9

Enter into formal discussions or negotiations with a view to:

(a)         with respect to any Topco Group Holding Company, carrying on a new business (for example, if the Topco Group Holding       Companies cease to pursue investments as their primary trading activity) or changing a business materially;

(b)         voluntarily winding up any Group member (other than dormant entities on the ordinary course);

(c)         listing any share capital or other securities of any Group member on a public securities market;

(d)         with respect to any Topco Group Holding Company refinancing any borrowings which would otherwise require Investor Consent.

10	Other than as required pursuant to a Finance Document or facilities received from clearing banks or in connection with the acquisition or holding by a Group member of leasehold properties or in respect of borrowings that are otherwise permitted pursuant to paragraph 7 above, with respect to any Group member, give a guarantee or indemnity where such guarantee or indemnity (if enforced against) could reasonably be expected to have a material impact in relation to the business, operations, property, condition (financial or otherwise) of the Group taken as a whole (including any company or companies or other entities which such guarantee or indemnity is being made to acquire).
11	With respect to any Topco Group Holding Company, commence or settle any litigation or arbitration proceedings where the amount claimed is in excess of £250,000.
12

With respect to any Group member enter into, materially vary, terminate or give a Board or other consent or approval in relation to or under a transaction or arrangement (whether or not constituting a contract and including, without limitation, a gift, loan or an Employment Agreement):

(a)         with a Manager or Shareholder;

(b)         with a connected persons of a Manager or Shareholder of any other their Affiliates; or

(c)         in which a Manager or Shareholder or their connected persons or Affiliates has an interest (either directly or indirectly);

except for a transaction for which provision is expressly made in this agreement, the Articles, the Employment Agreements and the Proposed Bonus Spreadsheet.

13	Make a variation to, or waive a provision of or right under, the Sale and Purchase Agreement.

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SCHEDULE 10

DEED OF ADHERENCE

THIS DEED is made on      20● by the person whose contact details appear in the schedule (the “New Shareholder”); WHEREAS:

(A)	By an Agreement dated ● 20● (the “Investment Agreement”) concerning the [Insert name of Company], made between, amongst others, the Managers, the Investors and the Company, [Insert names of others] (as those expressions are defined in the Investment Agreement)

Option A [to be used where Shares are to be transferred]

and to which ● (the “Transferor”) is a party [by virtue of a Deed of Adherence dated ● ], the Transferor has agreed to sell and transfer to the New Shareholder [Insert number and class of Shares] conditional upon the New Shareholder entering into this Deed of Adherence.

Option B [to be used when Shares are to be subscribed]

the Company will issue to the New Shareholder [Insert number and class of Shares] conditional upon the New Shareholder entering into this Deed of Adherence.

(B)	The New Shareholder wishes to acquire those Shares, subject to such condition and to enter into this Deed of Adherence pursuant to the Investment Agreement.

THIS DEED WITNESSES:

1	The New Shareholder undertakes to and covenants with all the parties to the Investment Agreement from time to time (including any person who enters into a Deed of Adherence pursuant to the Investment Agreement, whether before or after this Deed is entered into) to comply with the provisions of and to perform all the obligations in the Investment Agreement in so far as they remain to be observed and performed, as if the New Shareholder had been an original party to the Investment Agreement [in place of the Transferor] as [an Investor/a [Junior/Senior] Manager except that the New Shareholder shall not be required to give any of the Warranties in Part 1 of Schedule 6 and shall only give the Warranties as set out in Part 2 of Schedule 6.

2	[The Transferor assigns to the New Shareholder its share of its rights under the Investment Agreement in proportion to the number of Shares transferred as against the number of Shares retained by the Transferor (if any).] [Only relevant for Option A and Transferor will need to be a party for that purpose if not dealt with elsewhere]

3	Except as expressly varied by this Deed, the Investment Agreement will continue in full force and effect, and the Investment Agreement be interpreted accordingly.

4	The interpretation provisions and the provisions of clause 17.1 (Fees and Costs), 22 (Notices), 24 (Entire agreement, amendment and termination), 25.1 (Further assurance), 25.6 (No partnership or agency), 25.8 (Counterparts), and 27 (Governing law and jurisdiction) of the Investment Agreement apply to this Deed as if those provisions had been set out expressly in this Deed, which will take effect from the date set out above.

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

THE SCHEDULE

DETAILS OF NEW SHAREHOLDER

Name:

Registered number (if a company)      :

Country of Incorporation (if a company) :

Address      :

EXECUTED by the parties as a deed

[insert signature blocks]

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SCHEDULE 11

DEFINITIONS AND INTERPRETATION

1             DEFINITIONS

In this Agreement the expressions set out below have the meanings set out after them:

“A Ordinary Shares” the A1 Ordinary Shares of £0.001 each in the capital of the Company and the A2 Ordinary Shares of £0.001 each in the capital of the Company;

“Acquisition” the acquisition by the Company of the Target under the Sale and Purchase Agreement; “Affiliate” with respect to a person (the “First Person”):

(a)	another person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the First Person;

(b)	a pooled investment vehicle organised by the First Person (or an Affiliate thereof) the investments of which are directed by the First Person;

(c)	a partner or an officer or employee of the First Person (or an Affiliate thereof);

(d)	a Fund organised by the First Person for the benefit of the First Person’s (or its Affiliates’) partners, officers or employees or their dependants; or

(e)	a successor trustee or nominee for, or a successor by re-organisation of, a qualified trust;

“Alcentra Facility Agreement” has the meaning given to it in the Articles;

“Annual Business Plan” is defined in paragraph 2 of Schedule 8;

“Articles” the articles of association or similar constitutional document of the Company (as amended from time to time), which at Completion will be the articles in the agreed form;

“B Ordinary Shares” the B Ordinary Shares of £0.001 each in the capital of the Company;

“Board” the board of Directors for the time being of the Company from time to time including any duly appointed committee thereof;

“Business Day” a day, except a Saturday or Sunday or a public holiday in the United Kingdom, on which clearing banks in the City of London are generally open for business;

“Business Plan” the Initial Business Plan or an Annual Business Plan;

“C Ordinary Shares” the C Ordinary Shares of £0.001 each in the capital of the Company;

“CEO” the person employed as the chief executive officer (or equivalent) of the Company, the first such person being David Robert Martin;

“Cessation” is defined in clause 8.2; “Cessation Date” the date of Cessation;

“Chairman” the chairman of the Company and the Board from time to time appointed pursuant to clause 9.4, the first such person being Simon Sebastian Orange;

“Co-Investment Scheme” any Fund which co-invests alongside a Fund;

“Completion” the completion of the Investors’ and Senior Managers’ obligation to procure the acquisition of or to acquire (and pay for) as relevant the Shares in accordance with clause 2.8;

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

“Conditions” the conditions precedent to Completion set out in Schedule 4;

“Confidential Information” any information (whether or not recorded in documentary form or stored on any magnetic or optical disk or otherwise) belonging or relating to the business, products, services, affairs, finances, processes, equipment or activities of the Company or of any other Group member or any of their respective suppliers clients or customers for the time being confidential to it or to them or treated by it or them as such and trade secrets (including, without limitation, technical data and know- how), including in particular (by way of example only and without limitation):

(a)	any information relating to the Company’s or another Group member’s business plans, research, technical data and know how, concepts, ideas, financial and management accounting information and marketing policies;

(b)	information concerning the Company’s or another Group member’s relationship with actual or potential customers, clients, suppliers and business contacts (including lists and details of the same) and the needs of such actual or potential customers, clients, suppliers and business contacts;

(c)	information which the Company or another Group member has obtained as a result of any confidentiality agreement it has entered into with its clients, suppliers or other business contacts or which has been entrusted to the Company or another Group member in confidence;

(d)	information concerning the result of any research or development projects and information or details of any documents or drawings owned by the Company or another Group member as a result of such products;

(e)	information about the terms contained in any confidentiality agreement made between the Company or Group member and its clients, suppliers or business contacts; and

(f)	information detailed in any commercial contracts into which the Company or another Group member has entered or proposes to enter;

“connected person” has the meaning given to that expression in section 839 of the Income and Corporation Taxes Act 1988 and a “person connected” with a party shall have a corresponding meaning;

“control”:

(a)	in the case of a body corporate, the right to exercise more than 50 per cent. of the votes exercisable at any meeting of that body corporate, together with the right to appoint more than half of its directors and

(b)	in the case of any other person the right to exercise a majority of the voting rights or otherwise to control that person whether by virtue of provisions contained in its articles of association or, as the case may be, certificate of incorporation or bye-laws, statutes or other constitutional documents or any contract or arrangement with any other persons

“CorpAcq Management Services Agreement” the agreement to be entered into on Completion between the Company and the Target and being in an agreed form;

“D Ordinary Shares” the D Ordinary Shares of £0.001 in the capital of the Company;

“Deed of Adherence” a deed substantially in the form set out in Schedule 10 with such amendments as the Investors may approve in writing;

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

“Deed of Covenant” the deed of covenant entered into between, among others, the Purchaser and the Senior Managers, on or around the date of this Agreement;

“De Minimis Claim Level” is defined in paragraph 3(a) Schedule 7;

“Directors” the directors of the Company from time to time, including the Investor Directors (if appointed) and, “Director” means any of them;

“E” Ernstrom;

“Electing Shareholder” is defined in clause 18(a);

“Emergency Share Issue” any issue of Shares in the Company implemented by the Vintage Investors where:

(a)	there has occurred and is continuing an Event of Default under (and as defined in) a Finance Document where such Event of Default has not been waived by the relevant providers of finance; or

(b)	in the reasonable opinion of the Investors there is a likelihood of an Event of Default under (and as defined in) any Finance Document occurring and the issue of Shares is, in the reasonable opinion of the Investors, necessary to avoid the Event of Default occurring.

“Employee Bonuses” the employee bonuses to be paid to certain of the employees of the Target in the aggregate amount of £2,108,042;

“Employment Agreements” the service agreements to be entered into between the Company or relevant Group member and each of Nicholas Cattell, Stephen Scott and David Martin, respectively, the consultancy agreement to be entered into between the Company or relevant Group member and the Founder Investor and the NED Appointment Letter, in each case, in the agreed form and “Employment Agreement” means any of them;

“Event of Default” has the meaning given to it in the Articles; “Exit” a Sale, Initial Public Offering or a Liquidation;

“Family Trust” has the meaning given to it in the Articles;

“Finance Documents” the Alcentra Facility Agreement and/or any other finance agreement entered into in respect of the re-financing of the Acquisition and all security documents and other documents entered into in connection with any of them and “Finance Document” means any of them;

“Financial DD Report” the reports in the agreed form covering financial, pension, tax and commercial matters dated on or around the date of this Agreement by [***];

“First Financial Year” is defined in paragraph 2 of Schedule 8;

“Founder Investor” Orange UK Holdings Limited;

“Founder Investor Director” is defined in clause 9.3;

“Founder Investor Representative” a representative nominated by the Founder Investor and notified in writing to the Company from time to time, the first Founder Investor Representative (taking effect from the Signing Date without the need for such nomination and notice) being Simon Orange;

“FPO” the Financial Services and Markets Act (Financial Promotion) Order 2001;

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

“FSMA” the Financial Services and Markets Act 2000;

“Fund” any collective investment scheme (as defined in the FSMA) or any high net worth company, high net worth unincorporated association and high value trust (each as defined in the FPO), partnership, limited partnership, pension fund or insurance company, in any such case the principal business of which is to make investments and whose business is managed by an Investment Manager and any subsidiary or parent undertaking of any of the foregoing;

“Funds Flow Statement” the funds flow statement prepared by [***] in the agreed form;

“Group” the Company and each of its subsidiary undertakings from time to time (and until it ceases to be a subsidiary undertaking) including, from Closing, each Target Company, and “Group member” means any of them;

“Indulgence” is defined in clause 25.9;

“Initial Business Plan” the CorpAcq base case model comprising the yellow and green-shaded tabs from the tab entitled “Totals” up to and including the tab entitled “WPI” in the excel workbook entitled “[***]” prepared by the Target and in the agreed form;

“Initial Public Offering” has the meaning given to it in the Articles;

“Introducer” any Person who the Company or any other Group member has during the Relevant Period engaged to introduce to the Company or another Group member potential proprietary acquisition or investment opportunities, whether it is rewarded by commission or some other method (direct or indirect) for such introductions and with whom the relevant Senior Manager dealt materially or in relation to whom the relevant Senior Manager was privy to material Confidential Information, in either case during the Relevant Period;

“Investment Manager” a person whose principal business is to make, manage or advise upon investments;

“Investor Consent” the prior written consent of each of the Investor Representatives;

“Investor Directors” the Directors appointed pursuant to clauses 9.1, 9.2 and 9.3 and “Investor Director” means any one of them;

“Investor Representatives” the Founder Investor Representative and the Vintage Investor Representative and where any matter in this Agreement requires the decision or consent of the Investor Representatives such decision or consent shall require the approval of both the Founder Investor Representative and the Vintage Investor Representative;

“Investor(s)” the persons listed in Part A of Schedule 2 and any person who is named an Investor in a Deed of Adherence, in each case subject to clause 24.9;

“Junior Managers” any Manager (other than the Senior Managers) from time to time, each a “Junior Manager”;

“Key Employees” David Robert Martin, Nicholas James Cattell and Stephen James Scott;

“Legal DD Report” the report in the agreed form dated on the date of this Agreement by Dorsey & Whitney (Europe) LLP;

“Liquidation” has the meaning given to it in the Articles; “Long Stop Date” is defined in clause 3.2;

“Management Questionnaires” the questionnaires in respect of and signed by each Manager dated on the Signing Date or on the date of the relevant Manager’s adherence to this Agreement and in the agreed form and Management Questionnaire means each of them;

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

“Managers” those managers listed in Schedule 1 and such additional persons who adhere to this Agreement as Managers from time to time in accordance with clause 16, in each case, subject to clause and “Manager” means each of them;

“Material Group Company” has the meaning given to it in the Articles;

“Minimum ROI” has the meaning given to it in the Articles;

“Minority Shareholders” the persons whose names appear in Part E of Schedule 2 as Minority Shareholders;

“MIP” is defined in clause 11.5;

“NED Appointment Letter” the non-executive director appointment letter to be entered into between the Company and Simon Orange in the agreed form;

“Nova” Nova Capital Management Limited, a company registered in England and Wales with company number 02137771 and having its registered office address at Octagon Point, 5 Cheapside, London, EC2V 6AA;

“Nova Investor” Nova Capital GP Investments XV LP, further details of which are set out in Part A of Schedule 2;

“Nova Investor Director” is defined in clause 9.2;

“Nova Management Services Agreement” the agreement to be entered into on Completion between the Company and Nova Capital Management Limited and being in an agreed form;

“Observer” is defined in clause 9.6;

“Ordinary Shares” the D Ordinary Share, A Ordinary Shares, B Ordinary Shares and C Ordinary Shares, in each case the rights of which are set out in the Articles and “Ordinary Share” means each of them;

“Permitted Individual Transferee” has the meaning given in the Articles;

“Permitted Transferee” is defined in clause 18;

“Person” any business concern, person, individual, partnership, firm, company or any other body whatsoever;

“Potential Target” a business which has been identified by the Company or another Group member as a potential target for investment and in which the relevant Senior Manager was involved to a material extent in the consideration for investment and/or negotiations or in relation to which the relevant Senior Manager was privy to material Confidential Information, in either case during the Relevant Period but in relation to which no transaction has been completed prior to the date of Cessation of the relevant Senior Manager;

“Preference Dividend” has the meaning given in the Articles;

“Preference Shareholder” a holder of Preference Shares from time to time;

“Preference Shares” the 15% cumulative, redeemable preference shares of £1.00 each in the capital of the Company, the rights of which are set out in the Articles;

“Prohibited Area” England, Scotland, Wales and any other country in which the Company or any other Group member with which in the Relevant Period the relevant Senior Manager has been materially involved or in relation to which the relevant Senior Manager has been privy to material Confidential Information carries on business to a material extent (or was proposing to do so at any time within the following 12 months) at the date of Cessation of the relevant Senior Manager;

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

“Proposed Bonuses Spreadsheet” the excel spreadsheet prepared by the Target and in the agreed form [***];

“Purchaser” the company listed as such in Part 3 of Schedule 3;

“Recipient” is defined in clause 25.11(a);

“Recovery Amount” is defined in paragraph 6 of Schedule 7;

“Related Holders” a spouse, Family Member or Family Trust as the case may be, each as defined in the Articles;

“Relevant Business” (a) any business which is directly or indirectly engaged in investment activities relating to the proprietary acquisition of or investment in UK-based asset rich small and medium-sized enterprises at low acquisition multiples, where such enterprises carry out activities in the sectors/industries in which any other Group Member conducts its respective business at the date of Cessation of the relevant Senior Manager; or (b) any business which directly competes with any business carried on by any Group member at the Termination Date in respect of which the relevant Senior Manager (i) has had any material direct involvement during the Relevant Period or (ii) is in possession of or are aware of material confidential information at the relevant date of Cessation;

“Relevant Customer” any Person who was a customer or client of the Company or any other Group Member during the Relevant Period and with whom the relevant Senior Manager had material dealings or in relation to whom the relevant Senior Manager was privy to material Confidential Information, in either case during the Relevant Period;

“Relevant Employee” any employee of the Company or any other Group Member, who was during the Relevant Period engaged in skilled or managerial or higher level work and with whom the relevant Senior Manager had contact to a material extent or in relation to whom the relevant Senior Manager was privy to material Confidential Information, in either case during the Relevant Period;

“Relevant Period” the twelve months prior to the date of Cessation of the relevant Senior Manager;

“Relevant Potential Customer” means a Person with whom the Company or any other Group Member was negotiating during the Relevant Period with regard to becoming a customer or client of the Company or a relevant Group Member and with whom the relevant Senior Manager dealt materially or in relation to whom the relevant Senior Manager was privy to material Confidential Information, in either case during the Relevant Period;

“Relevant Supplier” means a Person who was a supplier to the Company or any other Group Member during the Relevant Period and with whom the relevant Senior Manager had material dealings or in relation to whom the relevant Senior Manager was privy to material Confidential Information, in either case during the Relevant Period;

“Reports” the Financial DD Report and the Legal DD Report;

“Resolution” the resolution of the members of the Company in the agreed form;

“S” Storskagen;

“S455 Liabilities” the potential liabilities arising in respect of or in consequence of or by reference to any charges to tax (including all related fines, penalties, charges, surcharges and interest) relating to the assumption by all or any of the companies within the Group under Chapter 3 and/or Chapter 3A of Part 10 of the CTA 2010 insofar as such liabilities arise as a result of circumstances arising prior to Completion;

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

“Sale” has the meaning given to it in the Articles;

“Sale and Purchase Agreement” the sale agreement to be entered into between the Sellers and the Purchaser relating to the Acquisition and all other agreements to be entered into in connection with or delivered under it;

“Sanctioned Countries” is defined in paragraph 6(c) of part 1 of Schedule 6; “Seller” has the meaning given to it in the Sale and Purchase Agreement;

“Senior Managers” Simon Orange and David Martin;

“Shareholders” the holders of Shares and, in the case of a person holding Shares on behalf of an Investor or Manager that Investor or Manager also and Shareholder means each of them;

“Shares” the Ordinary Shares and Preference Shares in the capital of the Company and “Share” means each of them;

“Shark Holdings Loan” the loan agreement dated 4 April 2019 between the Founder Investor and the Target for an amount of [***].

“Signing Date” the date this Agreement is signed by the parties to it;

“SPA Claim” is defined in clause 19.1;

“SSO Consulting” SSO Consulting Limited, a Gibraltarian tax resident entity wholly owned by Simon Orange;

“SSO Consulting Investigation” the open HMRC enquiry relating to SSO Consulting in relation to fees and expenses charged by SSO Consulting which the Target considered to be fully deductible for corporate tax purposes together with the subsequent group relief claimed by other entities within the Group;

“SSO Liability” the arrears of consultancy fees payable by the Target to SSO Consulting in the sum of [***];

“SSO Novation” the transfer by the Founder Investor of its obligations under the Sharks Holdings Loan to SSO Consulting;

“Target” CorpAcq Limited a company incorporated in England further details of which are set out in Schedule 3 being the subject of the Sale and Purchase Agreement;

“Target Company” any member of the Target Group; “Target Group” the Target and its subsidiaries;

“Tax Structuring Memorandum” the memorandum on tax structuring in the agreed form dated on or about the Signing Date by [***];

“Third Party” is defined in clause 26.2;

“Threshold” is defined in paragraph 3.2 of Schedule 7;

“Topco Group Holding Company” the Company, the Target, CorpAcq Finance Limited and any other subsidiary undertaking interposed between any of the foregoing or otherwise established (directly or indirectly) beneath CorpAcq Finance Limited from time to time to serve as a holding company for the Group or otherwise to hold more than one business in the Group;

“Transaction Documents” the Sale and Purchase Agreement, the Deed of Covenant and the Finance Documents;

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

“Vintage Investors” PES Chasewater Holdings LP and PES Employee AB LLC (each a “Vintage Investor”), further details of which are set out in Part A of Schedule 2;

“Vintage Investor Director” is defined in clause 9.1;

“Vintage Investor Majority” with respect to the Vintage Investors together (and with their nominees) holding directly (or indirectly through their nominees and/or wholly-owned subsidiaries) more than half of the aggregate of the Shares in issue from time to time held by the Vintage Investors;

“Vintage Investor Representative” a representative nominated by the Investor Majority and notified in writing to the Company from time to time, the first Vintage Investor Representative (taking effect from the Signing Date without the need for such nomination and notice) being PES Chasewater Holdings LP; and

“Warranties” the statements in Schedule 6 which are made in accordance with clause 6 and “Warranty” means any one of them.

1.	INTERPRETATION

1.1	In this Agreement:

(a)	a clause, paragraph or Schedule is, unless stated otherwise, a reference to a clause or paragraph of, or Schedule to, this agreement;

(b)	a reference to a paragraph in a Schedule is, unless otherwise stated, a reference to a paragraph in that Schedule or, where that Schedule is split into parts, a reference to a paragraph in that part of that Schedule.

(c)	legislation includes a reference to that legislation as amended, re-enacted, or extended before the date of this agreement;

(d)	a “person” includes an individual, company, corporation, firm, partnership, joint venture, association, state, state agency, institution or trust (whether or not it has a separate legal personality);

(e)	a document in the “agreed form” is a reference to a document in a form approved and, for the purpose of identification, initialled by or on behalf of each party;

(f)	one gender is a reference to all or any genders;

(g)	the singular includes the plural and vice versa;

(h)	a particular time of day is, unless specified otherwise, a reference to that time in London;

(i)	an action that is to take place on a particular day means, unless a time is specified, that that action can take place at any time on or before 11.59 pm London time on that day;

(j)	“including” that the words following it are illustrative and not exhaustive; and

(k)	a “month” a calendar month.

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

1.2	A reference in this Agreement to the transfer of any Share shall mean the direct or indirect transfer of either or both of the legal and beneficial ownership in such Share and/or the grant of an option to acquire either or both of the legal and beneficial ownership in such Share and the following shall be deemed (but without limitation) to be a transfer of an Ordinary Share:

(a)	any direction (by way of renunciation or otherwise) by an Ordinary Shareholder entitled to an allotment or issue of the legal or beneficial interest in any Share that such Share be allotted or issued (beneficially or otherwise) to some person other than himself;

(b)	any sale or other disposition of any legal or equitable interest in an Ordinary Share (including any voting right attached thereto) and whether or not by the registered holder thereof and whether or not for consideration or otherwise and whether or not effected by an instrument in writing; and

(c)	any grant of a legal or equitable mortgage or charge over any legal or beneficial interest in any Share (other than arising pursuant to the lien in the Articles).

1.3	Notwithstanding the provisions of paragraph 1.2, any transfer by any partner, unitholder, shareholder or other participant in, or operator, manager or custodian of, any Fund (a “Fund Participant”) (or by any trustee or nominee for any such Fund Participant) of any interest in such Fund to any person who is, or as a result of the transfer becomes, a Fund Participant, shall not, and shall not be deemed to, be a transfer of Shares for any purpose under this Agreement or the Articles.

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SCHEDULE 13

SIMON ORANGE OUTSIDE INTERESTS

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

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